UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, For Use of the
Commission Only (as permitted
by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Under Rule 14a-12

PetSmart, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

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[ ]	Fee paid previously with preliminary materials:
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	1)	Amount previously paid:

	2)	Form, Schedule or Registration Statement No.:

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	4)	Date Filed:

19601 North 27th Avenue
Phoenix, Arizona 85027

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 14, 2013

TO THE STOCKHOLDERS OF PETSMART, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of PetSmart, Inc., a Delaware corporation, will be held on Friday, June 14, 2013, at 1:30 p.m. local time, at the Four Seasons Hotel Boston, 200 Boylston Street, Boston, MA 02116, for the following purposes:

1.	To elect the nine Directors nominated by the Board of Directors to hold office until the 2014 Annual Meeting of Stockholders;

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our 2013 fiscal year ending February 2, 2014;

3.	To approve the amendment and restatement of the PetSmart, Inc. Executive Short-Term Incentive Plan;

4.	To hold an advisory vote to approve named executive officer compensation; and

5.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on April 17, 2013, as the record date for the determination of stockholders entitled to notice of and to vote on the items listed above at this Annual Meeting and at any adjournment or postponement thereof.

     We are pleased to take advantage of Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. We believe these rules allow us to provide you with the information you need while lowering the costs of printing and delivering proxy materials and reducing the environmental impact of the Annual Meeting.

     Your vote is important. Whether or not you plan to attend the Annual Meeting, I hope that you will vote as soon as possible. You may vote your shares via a toll-free telephone number or over the Internet. If you received a proxy card or voting instruction card by mail, you may submit your proxy card or voting instruction card by completing, signing, dating and mailing your proxy card or voting instruction card in the envelope provided. Any stockholder attending the Annual Meeting may vote in person even if you have already voted via the telephone or over the Internet or returned a proxy card or voting instruction card. Please see the accompanying Proxy Statement for further instructions.

By Order of the Board of Directors

Paulette R. Dodson Senior Vice President, General Counsel & Secretary

May 3, 2013

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 14, 2013: The Notice and Proxy Statement, our Annual Report on Form 10-K, and Letter to Stockholders are available at www.petm.com, in the section titled “Annual Meeting.”

TABLE OF CONTENTS
________________________________

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING		1
1.	Why did I receive a notice regarding the availability of proxy materials on the Internet?	1
2.	Date, Time and Place – When and where is the Annual Meeting?	1
3.	Purpose – What is the purpose of the Annual Meeting?	1
4.	What are the Board’s voting recommendations?	1
5.	Attending the Annual Meeting – How can I attend the Annual Meeting?	2
6.	Multiple Sets of Proxy Materials – What should I do if I receive more than
	one Notice or set of proxy materials?	2
7.	Electronic Distribution and Householding – How can I receive my proxy materials electronically?
	How can I choose to receive only one set of proxy materials per household?	2
8.	Record Holders and Beneficial Owners – What is the difference between holding shares
	as a Record Holder versus a Beneficial Owner?	3
9.	Voting – Who can vote and how do I vote?	3
10.	Revocation of Proxy – May I change my vote after I submit my proxy?	4
11.	Quorum – What constitutes a quorum?	4
12.	Voting Results – Where can I find the voting results of the Annual Meeting?	5
13.	Solicitation – Who will pay the costs of soliciting these proxies?	5
14.	Additional Matters at the Annual Meeting – What happens if additional matters
	are presented at the Annual Meeting?	5
15.	Stockholder Proposals – What is the deadline to propose actions for consideration
	at next year’s Annual Meeting, or to nominate individuals to serve as Directors?	5
16.	Nomination of Directors – How do I recommend a proposed Director nominee
	to the Board of Directors for consideration?	5
CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS		6
	Corporate Governance	6
	PROPOSAL ONE – ELECTION OF DIRECTORS	13
	Director Compensation	17
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND AUDIT COMMITTEE		19
	PROPOSAL TWO – RATIFICATION OF APPOINTMENT OF INDEPENDENT
	REGISTERED PUBLIC ACCOUNTING FIRM	19
	Fees to Independent Registered Public Accounting Firm for Fiscal Years 2012 and 2011	20
	Audit Committee	21
	Report of the Audit Committee of the Board of Directors	22
EXECUTIVE COMPENSATION
	PROPOSAL THREE – APPROVAL OF THE AMENDMENT AND
	RESTATEMENT OF THE EXECUTIVE SHORT-TERM INCENTIVE PLAN	23
	Report of the Compensation Committee of the Board of Directors	27
	Compensation Discussion and Analysis	28
	Executive Compensation	40
	Stock Award Grants, Exercises, and Plans	42
	Employment and Severance Arrangements	48
	PROPOSAL FOUR – ADVISORY VOTE TO APPROVE NAMED EXECUTIVE
	OFFICER COMPENSATION	55
STOCK		57
	Security Ownership of Certain Beneficial Owners and Management	57
	Section 16(a) Beneficial Ownership Reporting Compliance	59
	Equity Compensation Plans	60
CERTAIN RELATIONSHIPS AND TRANSACTIONS		61
OTHER MATTERS		62

APPENDIX A – AMENDED AND RESTATED EXECUTIVE SHORT-TERM INCENTIVE PLAN		A-1

19601 North 27th Avenue
Phoenix, Arizona 85027

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
June 14, 2013

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

1.	Q:	Why did I receive a notice regarding the availability of proxy materials on the Internet?

A:

Our Board of Directors is soliciting proxies for our 2013 Annual Meeting of Stockholders and at any adjournment or postponement of the Annual Meeting. Pursuant to rules adopted by the Securities and Exchange Commission, or SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials, or Notice, to most of our stockholders of record and beneficial owners. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or request a printed copy may be found in the Notice.

We intend to mail the Notice on or about May 3, 2013 to most of our stockholders of record and beneficial owners entitled to vote at the 2013 Annual Meeting of Stockholders. We are providing stockholders who have previously requested to receive paper copies of the proxy materials with paper copies of the proxy materials instead of a Notice. This Proxy Statement and form of proxy are first being made available to stockholders on or about May 3, 2013.

2.	Q:	Date, Time and Place — When and where is the Annual Meeting?

A:

The Annual Meeting of Stockholders will be held on Friday, June 14, 2013, at 1:30 p.m. local time, at the Four Seasons Hotel Boston, 200 Boylston Street, Boston, MA 02116. For directions to the Annual Meeting (where you will be able to vote in person), please go to www.fourseasons.com/boston or contact the Four Seasons Hotel Boston at (617) 338-4400.

3.	Q:	Purpose — What is the purpose of the Annual Meeting?

A:

At our Annual Meeting, stockholders will act upon the matters outlined in this Proxy Statement and in the Notice of Annual Meeting on the cover page of this Proxy Statement. Following the Annual Meeting management will respond, if applicable, to questions from stockholders.

4.	Q:	What are the Board’s voting recommendations?

A:

The Board recommends that you vote your shares:

  “FOR” each of the nominees to the Board (Proposal No. 1)

  “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm (Proposal No. 2)

  “FOR” the amendment and restatement of the Executive Short-Term Incentive Plan (Proposal No. 3)

  “FOR,” on an advisory (non-binding) basis, approval of the compensation of our named executive officers as disclosed in this proxy statement (Proposal No. 4).

5.	Q:	Attending the Annual Meeting — How can I attend the Annual Meeting?

A:

You will be admitted to the Annual Meeting if you were a PetSmart stockholder or joint holder as of the close of business on April 17, 2013, or you hold a valid proxy for the Annual Meeting. You should be prepared to present photo identification for admittance. In addition, if you are a stockholder of record, your name will be verified against the list of stockholders of record prior to admittance to the Annual Meeting. If you are not a stockholder of record but hold shares through a broker, trustee or nominee, you should provide proof of beneficial ownership on the record date, such as your account statement reflecting ownership as of April 17, 2013, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If a stockholder is an entity and not a natural person, a maximum of two representatives per such stockholder will be admitted to the Annual Meeting. Such representatives must comply with the procedures outlined above and must also present valid evidence of authority to represent such entity. If a stockholder is a natural person and not an entity, such stockholder and his/her immediate family members will be admitted to the Annual Meeting, provided they comply with the above procedures.

6.	Q:	Multiple Sets of Proxy Materials — What should I do if I receive more than one Notice or set of proxy materials?

A:

If you receive more than one Notice or set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of the Notices and proxy materials to ensure that all of your shares are voted. Please also see “Electronic Distribution and Householding—How can I receive my proxy materials electronically? How can I choose to receive only one set of proxy materials per household?” below.

7.	Q:	Electronic Distribution and Householding — How can I receive my proxy materials electronically? How can I choose to receive only one set of proxy materials per household?

A:

We are providing stockholders who have previously requested to receive paper copies of the proxy materials with paper copies of the proxy materials instead of a Notice. If you would like to reduce the environmental impact and the costs incurred by us in mailing proxy materials, you may elect to receive all future proxy materials electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions provided with your proxy materials and on your proxy card or voting instruction card to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. To enroll for electronic delivery, you may also visit www.petm.com and click on the link “Reduce Paper.”

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for Notices or other proxy materials with respect to two or more stockholders sharing the same address by delivering a single Notice or set of proxy materials to those stockholders. This process, which is commonly referred to as “householding,” can mean extra convenience for stockholders and cost savings for PetSmart. Beneficial Owners (as defined in the response to Question 8) can request information about householding from their banks, brokers or other holders of record. Through householding, Record Holders (as defined in the response to Question 8) who have the same address and last name will receive only one copy of our Notice or proxy materials unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. Upon request, the Company will promptly deliver separate copies of our Notice or proxy materials to a stockholder at a shared address to which single copies of the documents were delivered.

If you are eligible for householding but you and other stockholders of record with whom you share an address currently receive multiple Notices or other proxy materials, or if you hold stock in more than one account and wish to receive only a single copy of the Notice or proxy materials for your household, please contact Broadridge Householding Department in writing at 51 Mercedes Way, Edgewood, New York 11717, or by telephone at (800) 542-1061. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice or other proxy materials, please notify your broker if you are a Beneficial Owner. Record Holders may also send their written requests to PetSmart, Inc., 19601 North 27th Avenue, Phoenix, Arizona 85027, Attention: Corporate Secretary, or contact us by telephone at (623) 587-2038.

8.	Q:	Record Holders and Beneficial Owners — What is the difference between holding shares as a Record Holder versus a Beneficial Owner?

A:

Most PetSmart stockholders hold their shares through a broker or other nominee (known as beneficial ownership) rather than directly in their own name (known as record ownership or being a stockholder of record or record holder). There are some distinctions between shares held of record and those owned beneficially:

Record Holders — If your shares are registered directly in your name with our Transfer Agent, Wells Fargo Shareowner Services, you are considered the stockholder of record, or Record Holder, with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to PetSmart or to vote in person at the Annual Meeting. You may request a proxy card, or we may elect to deliver one to you at a later time.

Beneficial Owner — If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, or the Beneficial Owner, and the Notice is being forwarded to you automatically, along with voting instructions, from your broker, trustee, or other nominee. As a Beneficial Owner, you have the right to direct your broker, trustee, or other nominee how to vote and are also invited to attend the Annual Meeting. Since a Beneficial Owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee, or other nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee, or other nominee has enclosed or provided voting instructions for you to use in directing how to vote your shares. If you do not give instructions to your broker or other nominee, your broker or other nominee can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange, or NYSE, on which your broker or other nominee may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker or other nominee instructions, the shares may not be voted by your broker or other nominee and will be treated as broker non-votes.

The proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm is considered a “discretionary” item over which your broker or other nominee has discretion to vote your shares if your broker or other nominee does not receive voting instructions from you. However, your broker or other nominee may not vote your shares on the election of directors, the proposal to amend and restate the PetSmart, Inc. Executive Short-Term Incentive Plan, or the advisory resolution to approve the compensation of our named executive officers without your voting instructions on those proposals, because such proposals are considered “non-discretionary.” Accordingly, without your voting instructions on those proposals, a broker non-vote will occur.

Please see the description of the proposals in the Proxy Statement below for the vote required to approve each proposal, as well as the treatment of abstentions and broker non-votes.

9.	Q:	Voting — Who can vote and how do I vote?

A:

Only holders of our common stock at the close of business on April 17, 2013 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 17, 2013, we had outstanding and entitled to vote 103,214,181 shares of common stock. Each holder of our common stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Annual Meeting in person. Most stockholders have four options for submitting their votes:

  via the Internet—The website address for Internet voting can be accessed through www.proxyvote.com. You will need to use the control number appearing on your proxy card or voting instruction card. You can use the Internet to transmit your voting instructions until 11:59 p.m. Eastern Time on the day before the Annual Meeting. Internet voting is available 24 hours a day. If you vote by Internet, you do NOT need to vote by telephone or by mail.

  by telephone—You can vote by telephone by calling the toll-free telephone number appearing on your proxy card or voting instruction card. You will need to use the control number appearing on your proxy card or voting instruction card. In order to cast your vote telephonically, you may transmit your voting instructions from any touch tone telephone until 11:59 p.m. Eastern Time on the day before the Annual Meeting. Telephone voting is available 24 hours a day. If you vote by telephone, you do NOT need to vote by Internet or by mail.

  by mail—You can vote by mail by completing, signing, and dating a proxy card (which you may request or which we may elect to deliver at a later time) or the voting instruction card and returning it in the prepaid return envelope. If you vote by returning a proxy card or voting instruction card, you do NOT need to vote by Internet or by telephone.

  If you are a Record Holder and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by the Board of Directors. If you are a Beneficial Owner and you return your signed voting instruction card but do not indicate your voting preferences, please see “Record Holders and Beneficial Owners - What is the difference between holding shares as a Record Holder versus a Beneficial Owner?” regarding whether your broker, trustee or other nominee may vote your uninstructed shares on a particular proposal.

  in person at the Annual Meeting with a proxy card/legal proxy. Even if you plan to attend the Annual Meeting, we recommend that you also vote by Internet, by telephone or by mail so that your vote will be counted if you later decide not to attend.

If you have Internet access, we encourage you to record your vote on the Internet at www.proxyvote.com. It is convenient for you and it saves PetSmart significant postage and processing costs. In addition, when you vote via the Internet or by telephone prior to the date of our Annual Meeting, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and, therefore, not be counted. For further instructions on voting, see the Notice or the proxy card that you may request, or that we may deliver at a later time, or, if applicable, the e-mail you received for electronic delivery of this Proxy Statement or the voting instruction card you received from your broker or other nominee if your shares are held of record by a broker, bank, or other nominee. If you attend the Annual Meeting, you may also submit your vote in person, and any previous votes that you submitted, whether by Internet, telephone or mail, will be superseded by the vote that you cast at the Annual Meeting. Please note, however, that if you are a Beneficial Owner and you wish to vote at the Annual Meeting, you must obtain a legal proxy issued in your name from the broker, or other nominee that holds your shares.

PetSmart is incorporated under Delaware law, which specifically permits electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the inspector of election can determine that such proxy was authorized by the stockholder. The electronic voting procedures provided for the Annual Meeting are designed to authenticate each stockholder by use of a control number to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded.

10.	Q:	Revocation of Proxy — May I change my vote after I submit my proxy?

A:

Yes. Even after you have submitted your proxy/vote, you may revoke or change your vote at any time before the proxy is exercised by: the timely delivery of a valid, later-dated proxy, a timely, later-dated vote by telephone, or a timely, later-dated vote via the Internet; providing timely written notice of revocation to our Corporate Secretary at our principal executive office at 19601 North 27th Avenue, Phoenix, Arizona 85027; or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy. If you are not a Record Holder, please contact your broker or other nominee for instructions on how to submit new voting instructions.

11.	Q:	Quorum — What constitutes a quorum?

A:

Presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the common stock outstanding on April 17, 2013, will constitute a quorum, permitting the Annual Meeting to proceed and business to be conducted. As of April 17, 2013, 103,214,181 shares of common stock, representing the same number of votes, were outstanding. Thus, the presence of the holders of common stock representing at least more than 51,607,092 votes will be required to establish a quorum. Proxies received but marked as abstentions, as well as broker non-votes, will be included in the calculation of the number of shares considered to be present for purposes of determining a quorum.

12.	Q:	Voting Results — Where can I find the voting results of the Annual Meeting?

	A:	We intend to announce preliminary voting results at the Annual Meeting and in the Annual Meeting section of the PetSmart website located at www.petm.com. We will also report the final results in a Current Report on Form 8-K to be filed with the SEC promptly following the meeting.

13.	Q:	Solicitation — Who will pay the costs of soliciting these proxies?

A:

PetSmart will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy card, the Notice, and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of common stock beneficially owned by others to forward to such Beneficial Owners. We may reimburse persons representing Beneficial Owners of common stock for their reasonable costs of forwarding solicitation materials to such Beneficial Owners. Original solicitation of proxies may be supplemented by electronic means, mail, facsimile, telephone or personal solicitation by our Directors, officers or other employees. No additional compensation will be paid to our Directors, officers or other regular employees for such services.

14.	Q:	Additional Matters at the Annual Meeting — What happens if additional matters are presented at the Annual Meeting?

A:

Other than the four proposals described in this Proxy Statement, we are not aware of any other properly submitted business to be acted upon at the Annual Meeting. If you grant a proxy, either of the persons named as the proxy holder, Robert F. Moran, our Chairman and Chief Executive Officer, or Paulette Dodson, our Senior Vice President and General Counsel, acting individually, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If, for any unforeseen reason, any of our nominees are not available as a candidate for Director, either person named as the proxy holder will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

15.	Q:	Stockholder Proposals — What is the deadline to propose actions for consideration at next year’s Annual Meeting, or to nominate individuals to serve as Directors?

A:

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, a stockholder proposal for inclusion in our Proxy Statement and proxy card for our 2014 Annual Meeting of Stockholders must be received at our principal executive office by January 3, 2014. Under our Bylaws, stockholders who wish to bring other matters or propose Director nominees at our 2014 Annual Meeting of Stockholders must provide specified information to us by January 3, 2014. Stockholders are also advised to review our Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and Director nominations. PetSmart’s Bylaws may be found in the Corporate Governance section of the PetSmart website located at www.petm.com. Proposals by stockholders must be mailed to our Corporate Secretary at our principal executive office at 19601 North 27th Avenue, Phoenix, Arizona 85027.

16.	Q:	Nomination of Directors — How do I recommend a proposed Director nominee to the Board of Directors for consideration?

A:

You may recommend Director nominees for consideration by the Board of Directors’ Corporate Governance and Nominating Committee. Any such recommendation should include the nominee’s name and qualifications for Board membership and should be directed to our Corporate Secretary at the address of our principal executive office set forth above. Such recommendation should disclose all relationships that could give rise to a lack of independence. The section titled “Corporate Governance and the Board of Directors” below provides additional information on the nomination process. In addition, please review our Bylaws in connection with nominating a Director for election at future Annual Meetings.

CORPORATE GOVERNANCE

     Over the course of PetSmart’s history, the Board of Directors has developed corporate governance practices consistent with its duties of good faith, due care and loyalty to help fulfill its responsibilities to our stockholders.

Board of Directors Meetings and Committees

     During the fiscal year ended February 3, 2013, the Board of Directors held five meetings. The independent Directors met without any management present at each regularly scheduled Board of Directors meeting. Commencing fiscal year 2006, Mr. Gregory Josefowicz became our Lead Director and typically presided over the executive sessions. The Board of Directors has an Audit Committee, a Corporate Governance and Nominating Committee and a Compensation Committee. During fiscal year 2012, all Directors attended at least 75% of the aggregate meetings of the Board of Directors and of the committees on which they served that were held during the period for which they were a Director or committee member, respectively. Directors are invited and expected to attend the Annual Meeting, and all Directors attended the 2012 Annual Meeting.

     Committee Composition: The following table provides the composition of each of our committees as of February 3, 2013:

		Corporate Governance and	Compensation
Director	Audit Committee (1)	Nominating Committee	Committee (2)
Angel Cabrera		✓
Rita V. Foley	✓	✓
Philip L. Francis
Rakesh Gangwal	✓
Joseph S. Hardin, Jr.		✓	✓
Gregory P. Josefowicz		✓	✓
Amin I. Khalifa	✓
Richard K. Lochridge	✓
Robert F. Moran
Barbara Munder		✓	✓
Thomas G. Stemberg			✓
____________________

(1)	Additional information regarding the Audit Committee can be found starting on page 19.

(2)	Additional information regarding the Compensation Committee can be found starting on page 27.

Corporate Governance and Nominating Committee

     The Corporate Governance and Nominating Committee acts under a written charter that was approved by the Board of Directors. In addition, the Corporate Governance and Nominating Committee adopted Corporate Governance Guidelines documenting many of the PetSmart governance practices. The Corporate Governance and Nominating Committee Charter and Corporate Governance Guidelines are available in the Corporate Governance section of the PetSmart website located at www.petm.com. The Corporate Governance and Nominating Committee assists the Board of Directors with such duties as fulfilling its responsibility for oversight of corporate governance practices, Board of Directors and committee composition and governance, reviewing and evaluating the performance of the Board, succession planning, and the nomination process for PetSmart Directors. As of February 3, 2013, the Corporate Governance and Nominating Committee was comprised of the following Directors: Mses. Munder and Foley and Messrs. Cabrera, Hardin, and Josefowicz. Mr. Josefowicz served as Chairman throughout fiscal year 2012. All members of our Corporate Governance and Nominating Committee are independent, as independence is defined in Rule 5605(a)(2) of the listing standards of The NASDAQ Stock Market LLC. The Corporate Governance and Nominating Committee met four times during fiscal year 2012.

Corporate Governance Philosophy

     With a view to enhancing long-term stockholder value, PetSmart is committed to having sound corporate governance practices. The culture at PetSmart demands integrity. The Board of Directors and management recognize that long-term interests of stockholders are advanced by responsibly addressing the concerns of other stakeholders and interested parties, including associates, customers, suppliers, government officials and the public at large. Directors, in performing their duties, are expected to promote the best interests of stockholders in terms of corporate governance, fiduciary responsibilities, compliance with applicable laws and regulations, and the maintenance of accounting, financial, disclosure and other controls. In all actions taken by the Board of Directors, the Directors are expected to exercise reasonable business judgment to make decisions they believe in good faith to be in the best interests of PetSmart.

Independence

     Board member independence is an essential element of PetSmart corporate governance. The Board of Directors has determined that each of the current non-employee Directors is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to PetSmart. Philip L. Francis, our former Chairman and Chief Executive Officer and former Executive Chairman of the Board, and Robert F. Moran, our current Chairman and Chief Executive Officer, are the only members of the Board of Directors that are not independent, as independence is defined in Rule 5605(a)(2) of the listing standards of The NASDAQ Stock Market LLC, due to their former or current positions and responsibilities with the company. Each member of the Corporate Governance and Nominating Committee, Compensation Committee, and Audit Committee meets the applicable rules and regulations regarding “independence.”

Board Leadership Structure

     As noted above, the Board has appointed Gregory Josefowicz, an independent Director, as its “Lead Director.” In that capacity, Mr. Josefowicz is responsible for coordinating the activities of the other independent Directors, presiding at all meetings of the Board at which the Chairman is not present, including all executive sessions of the independent Directors, and providing input from the Board to the Chairman with regard to Board agendas and the schedule of Board meetings. The Lead Director also is responsible for optimizing Board performance through regular feedback that ensures diverse viewpoints of all Directors are heard, and creating a climate of constructive candor in which frank and thoughtful discussion occurs. Finally, the Lead Director provides feedback to individual Directors following the formal evaluation of the Board and its committees conducted by the Corporate Governance and Nominating Committee and, together with the Chairs of that Committee and the Compensation Committee, administers a formal evaluation of the Chief Executive Officer, taking into account the annual review of the Chief Executive Officer’s performance by the independent Directors, led by the Corporate Governance and Nominating Committee. In 2012, the Corporate Governance Committee memorialized the responsibilities and qualifications of the Lead Director in a “Lead Director Charter” as part of the Board’s ongoing pursuit of corporate governance best practices. The Lead Director Charter can be found in the Corporate Governance section of PetSmart’s website at www.petm.com.

     The positions of Chairman and Chief Executive Officer are currently both held by Robert F. Moran. In January 2013, PetSmart announced that, as part of its executive succession plan, immediately following the 2013 Annual Meeting of Stockholders Mr. Moran will resign from his position as Chief Executive Officer and that position will be assumed by David K. Lenhardt, our current President and Chief Operating Officer. In connection with these management changes, Mr. Lenhardt will be appointed to the Board of Directors. Mr. Moran will continue in his role as Chairman of the Board in an executive capacity.

     The Board believes its leadership structure is appropriate for PetSmart. Through the role of the Lead Director, the independence of the Corporate Governance and Nominating, Audit, and Compensation Committees, and the regular use of executive sessions of the independent Directors, the Board is able to maintain independent oversight of our business strategies and activities. In addition, the leadership role of the Lead Director during regular executive sessions ensures a full and free discussion of independent Directors outside the presence of management. In his role as Chairman, Mr. Moran has used his broad business experience and understanding of the Company to work closely with the Board to develop and implement strategy consistent with the Board’s oversight role while also providing strong executive leadership as CEO in managing the Company’s operations and financial results. Following the 2013 Annual Meeting, the Board expects Mr. Moran to continue working with it to provide strategic leadership and oversight in his role as Executive Chairman and serve an important liaison role between the Board and Company management, while Mr. Lenhardt as Chief Executive Officer will assume full chief executive responsibility for implementing Company strategy and initiatives and managing PetSmart’s results.

Corporate Governance and Nominating Committee Charter

     The Corporate Governance and Nominating Committee Charter identifies the roles and responsibilities of the Corporate Governance and Nominating Committee, such as:

  advising the Board regarding appropriate corporate governance practices (such as those embodied in the Corporate Governance Guidelines) and reviewing the charters of each of the Board committees;

  reviewing the succession planning practices and procedures of PetSmart;

  providing the Board of Directors with a recommendation relating to the succession of the Chief Executive Officer in the event his employment terminates for any reason;

  evaluating the overall effectiveness of the organization of the Board of Directors and the performance of the Board of Directors and each of its members;

  leading the independent Directors in an annual review of the performance of the Chief Executive Officer;

  reviewing the skills and characteristics required for the Board of Directors with the skills and characteristics actually represented through individuals on the Board of Directors;

  developing lists of desirable Director candidates;

  reviewing and recommending the slate of Director nominees for election; and

  reviewing and recommending for approval by the Board of Directors individuals to fill the position of Lead Director, as well as committee chairs and committee members.

Nomination Process — Qualifications and Diversity

     The Corporate Governance and Nominating Committee is responsible for reviewing the appropriate skills and characteristics required of Directors in the context of prevailing business conditions and, in its nominating committee capacity, for making recommendations regarding the size and composition of the Board of Directors. The objective of the Corporate Governance and Nominating Committee is to create and sustain a Board of Directors that brings to PetSmart diverse perspectives and skills derived from a variety of high-quality business and professional experience. Directors should possess the highest personal and professional ethics, integrity, and values and be committed to representing the long-term interests of the stockholders. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. We endeavor to have a Board of Directors representing diverse experience at policy-making levels in business, government, education and technology, and in areas that are relevant to PetSmart’s business activities. Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively and should be committed to serving on the Board of Directors for an extended period of time.

     These principles are set forth in our Corporate Governance Guidelines and are utilized by the Corporate Governance and Nominating Committee when reviewing current Board membership and potential nominees. On an annual basis, the Corporate Governance and Nominating Committee conducts an evaluation of Board and Director performance and can make specific recommendations concerning appropriate changes or additions. The Committee also annually reviews the skill sets, characteristics, industry backgrounds and professional experience actually represented on the Board and compares that with the desired characteristics derived from the evaluation process. When determining when or whether to add or replace a Director, the Committee considers each of these factors, as well as current Board size and other appropriate considerations.

     We will consider all stockholder recommendations for candidates for the Board of Directors. Any recommendation should be sent to the Corporate Secretary at our principal executive office at 19601 North 27th Avenue, Phoenix, Arizona 85027. The Corporate Governance Guidelines, which are available in the Corporate Governance section of the PetSmart website located at www.petm.com, specify various qualifications and qualities required for Directors. In addition, further details about the nomination process may be found above in the question entitled “Nomination of Directors – How do I submit a proposed Director nominee to the Board of Directors for consideration?”

     We also consider potential candidates recommended by current Directors, officers, employees and others. We also may retain the services of search firms to provide us with candidates, especially when we are looking for a candidate with a particular expertise, quality, skill or background. The Corporate Governance and Nominating Committee screens all potential candidates in the same manner, regardless of the source of the recommendation. Our review is typically based on any written materials provided with respect to the potential candidate. The Corporate Governance and Nominating Committee, while considering the current composition of the Board of Directors, determines whether the candidate meets our minimum qualifications (as set forth above) and specific qualities and skills for Directors, and whether additional information necessary. Prior to completing this evaluation, the Committee conducts face-to-face interviews between members of the Corporate Governance and Nominating Committee and the qualified candidates, and then makes a recommendation to the full Board of Directors as to the persons who should be nominated by the Board of Directors. The Board of Directors determines the nominees after considering the recommendation of the Corporate Governance and Nominating Committee.

     To date, we have not received a timely Director nominee from a stockholder or stockholders holding more than 5% of our common stock.

Annual Board and Committee Evaluation

     On an annual basis the Corporate Governance and Nominating Committee conducts an evaluation of the Board as a whole, each Director individually and each committee. The Lead Director provides feedback to individual Directors following this evaluation. Each Director is separately polled and asked to evaluate the Board and its committees in the following areas:

  composition of the Board and its committees, including Board and committee size and skills and experience of Directors;

  oversight and review, including flow of information, evaluation of risk, and setting of strategic initiatives;

  operation of the Board, including frequency, and duration of meetings and an assessment of the level of participation and communication at meetings;

  operation of committees, including appropriate delegation of functions and reports to full Board; and

  succession planning and executive officer development.

Succession Planning and CEO Evaluation

     On an annual basis the Corporate Governance and Nominating Committee reviews our succession planning with respect to our Chief Executive Officer, other executive officers and certain other members of senior management. During this review, the Corporate Governance and Nominating Committee strives to ensure that we have the appropriate talent development and recruitment plans necessary to execute on our strategic vision and build stockholder value.

     With respect to our Chief Executive Officer, each independent Director is asked to evaluate the Chief Executive Officer’s performance in several critical areas the Corporate Governance and Nominating Committee and Board believe are directly linked to the success of PetSmart, including the following:

  the skills in leading the Company with a sense of direction and purpose that is well understood, widely supported, consistently applied and effectively implemented;

  the development of long-term strategic objectives that meet the expectations of stockholders, customers, employees and corporate stakeholders;

  success in establishing and achieving appropriate financial goals and maintaining necessary systems and controls to protect PetSmart’s assets;

  attraction, development, and motivation of an effective management team;

  communication with our stockholders, communities and stakeholders in a manner that effectively advances PetSmart’s strategic objectives and purpose; and

  relationship with the Board.

Our Chief Executive Officer also evaluates his performance in these areas and the independent Directors meet annually in executive session to consider and discuss the individual evaluations, together with objective data concerning PetSmart’s performance. The Lead Director then discusses the results of the evaluation process with our Chief Executive Officer.

Code of Ethics and Business Conduct

     All PetSmart associates must act ethically at all times and in accordance with the policies comprising the PetSmart Code of Ethics and Business Conduct. We demand full compliance with the policies and all designated associates, including our Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, and such other individuals performing similar positions have signed a certificate acknowledging that they have read, understood, and will continue to comply with the policies. PetSmart includes the Code of Ethics and Business Conduct in new hire materials, has implemented computer-based training on the policies, and periodically requires appropriate associates to recertify as to their understanding of and compliance with the policies. The policies are published and any amendments thereto or waivers thereof will be published in the Corporate Governance section of the PetSmart website located at www.petm.com.

Disclosure and Ethics Committee

     We have a Disclosure and Ethics Committee comprised of our Chief Executive Officer, Chief Financial Officer, and certain other executives. The Disclosure and Ethics Committee meets each quarter as is appropriate to consider the matters assigned to it and is responsible for: (i) overseeing our significant compliance policies, including the Code of Ethics and Business Conduct; (ii) reviewing and presenting to the Audit Committee related-person transactions, if any, that are required to be disclosed in our periodic reports; and (iii) maintaining sufficient procedures to provide reasonable assurance that PetSmart is able to collect, process and disclose within the time periods specified in applicable SEC rules and forms, the information, including non-financial information and certifications, required to be disclosed in our periodic reports filed pursuant to the Securities Exchange Act of 1934, as amended. The Disclosure and Ethics Committee evaluates the effectiveness of PetSmart’s disclosure controls and procedures on a regular basis, will continue to monitor developments in the law and stock exchange regulations and will adopt new procedures consistent with new legislation or regulations.

Officer and Director Stock Ownership Guidelines

     The Board believes that our officers and Directors should have a meaningful ownership stake in PetSmart to underscore the clear linkage of officer, Director and stockholder interests and to encourage a long-term perspective in managing PetSmart. Therefore, the Board of Directors adopted formal stock ownership requirements for the following Directors and officers:

Minimum Ownership Requirements
Position	(Dollar Value of Shares)
Directors	5 x Annual Cash Retainer Compensation
Chief Executive Officer	5 x Base Salary
Chief Operating Officer	4 x Base Salary
Executive/Senior Vice Presidents	3 x Base Salary
Vice Presidents	1 x Base Salary

     Newly elected Directors have three years and newly appointed officers have five years to meet the stock ownership requirements. Directors and officers who do not yet satisfy at least 50% of the ownership requirements at the end of three years must retain at least 50% of the shares acquired on the exercise of stock options that remain after the sale of shares sufficient to cover the exercise price of the options and taxes. Directors other than our Chief Executive Officer must retain ownership of at least 50% of the shares they individually acquire (including both those awarded by PetSmart as an equity grant and those purchased on the open market) during their service as a Director until the expiration of six months following their departure from the Board of Directors. These Officer and Director Stock Ownership Guidelines are subject to modification from time to time.

Stockholder Communication

     Stockholders and other parties interested in communicating with our Board of Directors may do so by writing to the Board of Directors, PetSmart, Inc., 19601 North 27th Avenue, Phoenix, Arizona 85027. Our Corporate Governance Guidelines set forth the process for handling letters received by PetSmart and addressed to the Board of Directors. Under that process, the General Counsel/Corporate Secretary of PetSmart is responsible for reviewing, summarizing or sending a copy to the Board of Directors, the Lead Director, or committee chairperson, whichever is applicable, any correspondence that deals with the functions of the Board of Directors or committees, ethical issues, or general matters that would be of interest to the Board of Directors. Directors may at any time review a log of all relevant correspondence received by PetSmart that is addressed to non-employee members of the Board of Directors and obtain copies of any such correspondence. Stockholder communications relating to accounting, internal controls or auditing matters are immediately brought to the attention of the PetSmart Disclosure and Ethics Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

The Board’s Role in Risk Oversight

     Risk assessment and oversight are an integral part of PetSmart’s governance and management processes. The Board encourages management to promote a culture that incorporates risk management into PetSmart’s corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing PetSmart. Throughout the year, senior management reviews these risks with the Board at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies. In addition, risk identification, assessment and oversight forms part of the annual discussions led by the Chairman and Chief Executive Officer and other senior team members at a specific strategic planning meeting of the Board dedicated to this purpose. The full Board also receives annually from management an Enterprise Risk Assessment designed to identify the most significant business risks facing PetSmart, and the steps taken by management to mitigate or eliminate such risks.

     PetSmart’s internal audit group further assists management in examining and evaluating our critical business processes and controls, and assessing their adequacy and effectiveness. These processes and controls are designed to ensure our compliance with established operating procedures, laws, regulations, generally accepted accounting principles, and appropriate ethical standards. Internal audit works with management to identify and assign a risk classification to every key business process in PetSmart, which is then used to design and develop an annual internal audit plan. The Audit Committee reviews the risk assessment methodology and rating results and approves the final audit plan. The Audit Committee also regularly receives a summary of all completed audits and a progress report on the overall audit plan, with explanations for any significant deviations from the plan. In consultation with the independent registered public accountants, the internal audit department and management, the Audit Committee also reviews periodically the adequacy of our internal control structure, compliance procedures and internal audit budget and staffing needs. Following each Audit Committee meeting, the Chairman of the Audit Committee reports on the activities of the Committee to the full Board. Finally, the Board believes that its role in risk oversight did not impact its leadership structure.

Risk Considerations in Compensation Program

     The Board does not believe PetSmart’s compensation policies and practices create risks that are reasonably likely to have a material adverse effect on PetSmart for the following reasons:

  We set a threshold for earnings attainment below which no bonus payment can be made.

  We target our fixed pay to the market median as defined in our compensation philosophy. Variable pay is used to drive short- and long-term performance. For achieving short-term goals, including positive earnings, a cash bonus is awarded.

  Short-term bonus amounts are capped to avoid windfall payouts and are based on multiple performance measures. Long-term performance is rewarded through grants of stock options and performance share units with three-year performance periods, and maximum value is therefore achieved only if our stock price increases over time.

  We adopted a clawback policy applicable to our executive officers that allows the Board to reduce, cancel, recoup or require the forfeiture of all or a portion of executive officer compensation upon the occurrence of specified events.

  The stock ownership guidelines we have in place further align our executives’ interests with those of our stockholders because it ties a portion of their personal investments to PetSmart stock.

PROPOSAL ONE

ELECTION OF DIRECTORS

     Directors are elected for a one-year term expiring at the next annual meeting, subject to the election and qualification of their successors or the earlier of their death, resignation or removal. A Director appointed by our Board of Directors to fill a vacancy, including a vacancy created by an increase in size of our Board of Directors, will serve until the next Annual Meeting of Stockholders and until that Director’s successor is elected and qualified.

     Our Bylaws provide for a majority voting standard for the election of Directors in uncontested elections. The election of Directors pursuant to this proposal constitutes an uncontested election. A Director in an uncontested election must receive the affirmative vote of a majority of the votes cast with respect to such Director. A “majority of the votes cast” means that the number of votes cast “for” the Director exceeds the number of votes cast “against” the Director, with stockholders given the ability to cast votes “for” or “against” a Director or to “abstain” from such a vote. Abstentions and broker non-votes will have no effect on the election of Directors since only votes cast “for” or “against” a Director will be counted. Plurality voting, under which the nominees who receive the greatest number of “for” votes will be elected as Directors, will still apply in contested elections where there are more nominees than the number of Directors to be elected. Shares represented by submitted proxies will be voted for the election of each of the nominees named below unless you vote “against” or “abstain” from voting with respect to any or all of the nominees. In the event any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Directors may propose. Each person nominated for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unable to serve.

     Under the laws of Delaware, PetSmart’s state of incorporation, if an incumbent Director is not elected, that Director continues to serve as a “holdover Director” until the Director’s successor is duly elected and qualified, even if there are more votes cast “against” than “for” the Director. As a result, the Board of Directors has also adopted a practice that requires incumbent Directors that are nominees for election to tender, in advance of the Annual Meeting, irrevocable resignations that will be effective upon (i) the failure of such Director to receive a majority of the votes cast at the Annual Meeting, and (ii) acceptance of such resignation by the Board of Directors. If an incumbent Director does not receive the required vote for election, the Corporate Governance and Nominating Committee will act on an expedited basis to determine whether to accept the Director’s resignation and will submit such recommendation for prompt consideration by the Board of Directors.

     The Board of Directors is presently composed of 11 members, nine of which our Board of Directors has determined are independent. There are presently no vacancies. In April 2013, Messrs. Philip L. Francis and Amin I. Khalifa announced their intent to retire from the Board effective June 14, 2013 and therefore not stand for re-election at the 2013 Annual Meeting. Upon the recommendation of the Corporate Governance and Nominating Committee, the nine remaining incumbent Directors have been nominated by the Board to stand for re-election. As discussed above, Mr. Lenhardt, our President and Chief Operating Officer, will succeed Mr. Moran as our Chief Executive Officer effective as of the close of our 2013 Annual Meeting, and Mr. Moran will remain as the Chairman of the Board in an executive capacity. In connection with Mr. Lenhardt’s appointment as our Chief Executive Officer, our Board of Directors expects to elect him to the Board effective as of the close of our 2013 Annual Meeting. The Corporate Governance and Nominating Committee is working towards filling the remaining vacancy created by the retirements of Messrs. Francis and Khalifa with a similarly qualified and skilled individual. If elected at the Annual Meeting, each nominated Director would serve until the 2014 Annual Meeting of Stockholders, and until their successor is elected and qualified, or until their death, resignation, or removal.

     The Corporate Governance and Nominating Committee strives to create and sustain a Board of Directors that brings to PetSmart diverse perspectives and skills derived from high-quality business and professional experience. The information presented below summarizes each nominee’s specific experience, qualifications, attributes, and skills that led the Board to the conclusion he or she should serve as a Director. The nominees are all current Directors, the Board believes each nominee has a reputation for integrity, honesty and adherence to high ethical standards and each has demonstrated sound judgment and a commitment of service to PetSmart.

     The Board of Directors believes that each nominee contributes significantly to PetSmart and recommends a vote in favor of each nominee listed below.

  Dr. Angel Cabrera has been a member of the Board since December 2010. As the former president of the Thunderbird School of Global Management and current president of George Mason University, he is a world-renowned global leader and management educator whose work and expertise has been recognized by top international organizations. Dr. Cabrera brings extensive management leadership skills, international business experience and knowledge, and an exceptional background in developing and implementing strategic growth and management models for both domestic and global business organizations that will enhance the development of our growth and expansion strategies.

  Ms. Rita V. Foley has been a member of the Board since June 2004. Ms. Foley brings the unique perspective of a senior executive in the packaging and branding industries with extensive experience in operations, information technology, sales and marketing to bear in advising PetSmart as we seek to enhance the shopping experience for our pet parents.

  Mr. Rakesh Gangwal has been a member of the Board since December 2005. Mr. Gangwal’s background in corporate strategy, operations, technology management and finance provides valuable insights to the Board as we continue to enhance our system technology to support our growth and expand our service offerings and physical presence in North America.

  Mr. Joseph S. Hardin, Jr. has been a member of the Board since September 2005. Mr. Hardin has extensive experience in the customer service industry as the former President and Chief Executive Officer of Kinko’s, Inc. Mr. Hardin also brings his significant operational experience at Wal-Mart Stores, Inc. and SAM’s Club to bear as we continue to grow our operations, set strategy and bring new services to our pet parents that differentiate us from our competitors.

  Mr. Gregory P. Josefowicz has been a member of the Board since 2004 and is currently our Lead Director. Mr. Josefowicz brings extensive experience in brand development and retail operations and growth, which allows him to contribute valuable and unique perspectives as we continue to refine our brand awareness, leverage additional communication channels to reach customers and expand into new markets.

  Mr. Richard K. Lochridge has been a member of the Board since 1998. Mr. Lochridge is a senior financial executive well versed in financial and accounting matters as well as operational matters, and provides strong financial oversight leadership to PetSmart. Mr. Lochridge has been designated an audit committee financial expert as defined in applicable SEC rules.

  Mr. Robert F. Moran is our Chairman and Chief Executive Officer and has been a member of the Board since June 2009. Mr. Moran has provided successful leadership to PetSmart since 1999, has built a strong leadership team, and has crafted and led a clear strategy for PetSmart that has produced strong results and a clear vision for the future.

  Ms. Barbara Munder has been a member of the Board since March 1999 and has extensive experience in marketing, communications, strategic development and government affairs. Ms. Munder brings the unique perspective of a senior executive with industry experience in the publishing, communications and electronic commerce arenas to bear as we continue to refine our brand, build relationships with current and new pet parents through electronic media, and identify unique new product and services offerings.

  Mr. Thomas G. Stemberg has been a member of the Board since 1988. He brings to the Board extensive executive leadership experience as the former Chairman and Chief Executive Officer of Staples, Inc., and unique and current observations and insights gained through his role as managing general partner for Highland Consumer Partners, a venture capital firm. Mr. Stemberg brings this valuable perspective to the Board’s discussions as we develop future strategies.

The Board believes the nominees present a diversified, compelling class of Directors with the necessary skills and experience to advise PetSmart and drive stockholder value.

Set forth below is biographical information for each nominee for election for a one-year term expiring at the 2014 Annual Meeting:

     Angel Cabrera, age 45, has been a Director of PetSmart since December 2010. Dr. Cabrera has been president of George Mason University in Fairfax, Virginia, since July 2012. From 2004 until June 2012, he was president of the Thunderbird School of Global Management, widely recognized as the leading graduate school of international business. From 1998 to 2004, he was professor and dean at IE Business School (Madrid, Spain), one of Europe’s top business schools. Dr. Cabrera serves on the boards of biotech company Inovio (INO), the Bankinter Foundation for Innovation (Madrid), The Oath Project, the Council for International Exchange of Scholars (administrator of the Fulbright scholars program), and the Northern Virginia Technology Council. He is a member of the Council on Foreign Relations and has been recognized as a H. Crown Fellow by the Aspen Institute and a Young Global Leader by the World Economic forum. During the prior five years, Dr. Cabrera served on the board of eFunds Corporation.

     Rita V. Foley, age 60, has been a Director of PetSmart since June 2004. Prior to her departure in 2006, Ms. Foley served as Senior Vice President of MeadWestvaco Corporation, a leading global provider of packaging to the entertainment, healthcare, cosmetics and consumer products industries. From 2001 to 2002, she was the Chief Operating Officer of MeadWestvaco Corporation’s Consumer Packaging Group, and in 2002 became President of the Consumer Packaging Group. Ms. Foley held various senior positions from 1999 to 2001 within Westvaco, the predecessor to MeadWestvaco, including Senior Vice President and Chief Information Officer. Ms. Foley has also held various executive global sales, marketing, and general management positions at Harris Lanier, Digital Equipment Corporation and QAD, Inc. Ms. Foley serves on the board of the Dresser-Rand Group Inc. During the prior five years, Ms. Foley served on the board of Council of the Americas and Pro Mujer.

     Rakesh Gangwal, age 59, has been a Director of PetSmart since December 2005. From June 2003 until August 2007, Mr. Gangwal served as Chairman, President and Chief Executive Officer of Worldspan Technologies Inc., a provider of travel technology and information services to the travel and transportation industry. From 2002 to 2003, he was involved in various personal business endeavors, including private equity projects and consulting projects. From 1998 to 2001, he served as Chief Executive Officer and President of US Airways Group, Inc. and US Airways, Inc., and from 1996 to 1998, Mr. Gangwal was the President and Chief Operating Officer of US Airways Group. On August 11, 2002, US Airways Group, Inc., and its seven domestic subsidiaries, including its principal operating subsidiary, US Airways, Inc., filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code. US Airways Group, Inc., and its subsidiaries emerged from bankruptcy protection under a reorganization plan, which became effective on March 31, 2003. Mr. Gangwal serves on the boards of OfficeMax Incorporated and CarMax, Inc.

     Joseph S. Hardin, Jr., age 68, has been a Director of PetSmart since September 2005. From 1997 until his retirement in 2001, Mr. Hardin was President and Chief Executive Officer of Kinko’s, Inc., a leading provider of printing, copying, and binding services. From 1986 to April 1997 he served in several executive positions with increasing responsibility at Wal-Mart Stores, Inc., ultimately serving as its Executive Vice President and as President and Chief Executive Officer of SAM’s Club, the wholesale division of Wal-Mart Stores, Inc. Mr. Hardin serves on the boards of Dean Foods Company and The WhiteWave Food Company. During the prior five years, Mr. Hardin served on the board of American Greetings Corporation.

     Gregory P. Josefowicz, age 60, has been a Director of PetSmart since December 2004 and its Lead Director since 2006. From 1999 until his retirement in 2006, Mr. Josefowicz served as a Director and President and Chief Executive Officer of Borders Group, Inc., an international book and music retailer, and was named Chairman of the Board in 2002. Mr. Josefowicz serves on the boards of Roundy’s, Inc. and United States Cellular Corporation. During the prior five years, Mr. Josefowicz served on the boards of Telephone and Data Systems, Inc. and Winn-Dixie Stores, Inc.

     Richard K. Lochridge, age 69, has been a Director of PetSmart since June 1998. From 1986 until his retirement in 2010, Mr. Lochridge served as the President of Lochridge & Company, Inc., a management consulting firm he founded. Mr. Lochridge is the Chair of the Audit Committee and has been designated an audit committee financial expert as defined in applicable SEC rules. He serves on the boards of Lowe’s Companies, Inc. and Dover Corporation. During the prior five years, Mr. Lochridge served on the board of John H. Harland Company.

     Robert F. Moran, age 62, has been a Director of PetSmart since June 2009 and is currently our Chairman and Chief Executive Officer. Mr. Moran joined PetSmart in July 1999 as President of North American stores. In December of 2001, he was appointed President and Chief Operating Officer, and in June 2009, he was named President and Chief Executive Officer. In January 2012, he was appointed Chairman of the Board and Chief Executive Officer. Mr. Moran came to PetSmart from Toys R Us, Ltd., Canada, where he was President. Prior to that, he spent 20 years with Sears, Roebuck and Company in a variety of financial and merchandising positions, including President and Chief Executive Officer of Sears de Mexico. He was also Chief Financial Officer and Executive Vice President of Galerias Preciados of Madrid, Spain from 1991 through 1993. Mr. Moran serves on the boards of PetSmart Charities, Inc., Banfield, The Animal Hospital, and the USA Track and Field Foundation. During the prior five years, Mr. Moran served on the board of Collective Brands, Inc.

     Barbara Munder, age 68, has been a Director of PetSmart since March 1999. Since March 2012, she has been a Senior Advisor to Institutional Investor LLC, an international business-to-business publisher, largely in the international finance, law, tax, energy and transport sectors. Previously she was Executive Director of the Institutional Investor Institute and The Hedge Fund Institutional Forum. She was Chief Operating Officer of Womenfuture LLC, a distance learning company from 2000-2001. From 1976 to 2000, Ms. Munder held various positions with The McGraw-Hill Companies, Inc., including Senior Vice President, New Initiatives, with oversight for corporate-wide electronic commerce; Senior Vice President, Corporate Affairs, with responsibility for branding, marketing, communications, and Washington Affairs; and Vice President and General Manager, Business Week Services with oversight for the media unit’s newsletter, conference and electronic products group. Ms. Munder serves on the board of Sucampo Pharmaceuticals, Inc.

     Thomas G. Stemberg, age 64, has been a Director of PetSmart since April 1988. In March 2007, he became a managing general partner with Highland Consumer Partners, a venture capital firm, and from 2005 to 2007 he served as a venture partner with Highland Capital Partners. From 1988 to 2005, Mr. Stemberg served as Chairman of Staples, Inc., an office supply superstore retailer, and from 1986 until 2002, he also served as Chief Executive Officer of Staples, Inc. Mr. Stemberg serves on the boards of CarMax, Inc., Guitar Center, Inc., and lululemon athletica inc.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NAMED NOMINEE

DIRECTOR COMPENSATION

Retainer

     During calendar year 2012, each independent Director was entitled to recieve a quarterly calendar retainer of $17,000. The Lead Director receives an additional quarterly retainer of $12,500. Commencing in 2012, independent Directors receive separate Board meeting fees of $1,500 per meeting ($1,000 for telephonic) only for Board meetings in excess of four each year. The Corporate Governance and Nominating Committee Chair receives a quarterly calendar retainer of $3,750, and the Compensation Committee and Audit Committee Chairs each receives a quarterly calendar retainer of $6,250. Finally, Directors are also eligible for reimbursement for actual expenses incurred in connection with their attendance at Board and committee meetings.

     Each independent Director may elect to receive up to 100% of their quarterly retainer in shares of our common stock. If this option is elected, the number of shares of common stock provided to each independent Director in lieu of their quarterly calendar cash retainer is determined by dividing the dollar value that they have elected to receive in shares of common stock by the average closing price of our common stock on the five consecutive trading days prior to the week before the last day of each calendar quarter. Independent Directors may also elect to defer up to 100% of their annual cash compensation into our Deferred Compensation Plan.

Restricted Stock Awards

     During calendar year 2012, each independent Director was entitled to receive an annual grant of restricted common stock with a value equal to $105,000 and such shares will cliff vest on the first anniversary of the date of grant. The number of shares of restricted common stock granted to each independent Director for the annual grant is determined by dividing the dollar value of the grant by the closing price of our common stock on the date of the grant. Shares subject to these grants are eligible for dividends, if any, that are declared for all stockholders. In fiscal year 2012, each independent Director received an annual restricted common stock grant of 1,816 shares under our 2011 Equity Incentive Plan.

     The table below presents compensation earned by each independent Director during fiscal year 2012. Mr. Moran, our Chairman and Chief Executive Officer, was not eligible for any additional compensation as a Director. The compensation for Mr. Moran is discussed under “Executive Compensation”.

Director Compensation

	Fees Earned
	or Paid in	Stock	All Other
	Cash	Awards	Compensation
Name	(1)	(2)	(3)	Total
Angel Cabrera	$41,104	$138,585	$3,981	$183,670
Rita V. Foley	46,604	138,585	1,490	186,679
Philip L. Francis	1,582	172,330	4,361	178,273
Rakesh Gangwal	9,582	172,330	1,490	183,402
Joseph S. Hardin, Jr.	9,582	172,330	1,490	183,402
Gregory P. Josefowicz (4)	95,604	138,585	1,490	235,679
Amin I. Khalifa	43,604	138,585	1,490	183,679
Richard K. Lochridge	101,000	104,965	1,490	207,455
Barbara Munder	11,082	172,330	1,490	184,902
Thomas G. Stemberg	64,604	138,585	1,490	204,679
____________________

(1)	Includes all fees earned or paid in cash for services as a Director in fiscal year 2012, including quarterly retainer fees, committee chair fees, and meeting fees. Commencing in 2011, quarterly retainer fees could be paid in cash or stock in any proportion elected by each Director. During fiscal year 2012, the independent Directors received the following number of shares of common stock in lieu of the cash portion of their quarterly retainer: Dr. Cabrera - 515 shares; Ms. Foley – 515 shares; Mr. Francis – 1,032 shares; Mr. Gangwal – 1,032 shares; Mr. Hardin – 1,032 shares; Mr. Josefowicz – 515 shares; Mr. Khalifa – 515 shares; Ms. Munder – 1,032 shares; and Mr. Stemberg – 515 shares.

(2)

Represents the aggregate proportionate fair value of shares of restricted common stock granted in fiscal year 2012 based on the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 712 (“FASB ASC Topic 712”), including amounts paid in shares of our common stock for the quarterly retainer fee of each independent Director. The discussion of the assumptions used for purposes of calculating the grant date fair value appears in Note 9 of the “Notes to Consolidated Financial Statements” on pages F-17 to F-21 of our Annual Report on Form 10-K for the year ended February 3, 2013. The restricted common stock awards granted in fiscal year 2012 vest on the first anniversary of the date of grant.

As of February 3, 2013, the independent Directors held the following aggregate number of shares of unvested restricted common stock, performance share units and stock options, as applicable:

	Number of Shares of
	Unvested Restricted	Number of Shares
	Common Stock and	Subject to
	Performance	Unvested Stock
Name	Share Units*	Options
Angel Cabrera	5,031	—
Philip L. Francis	51,423	123,946
Rita V. Foley	1,816	—
Rakesh Gangwal	1,816	—
Joseph S. Hardin, Jr.	1,816	—
Gregory P. Josefowicz	1,816	—
Amin I. Khalifa	1,816	—
Richard K. Lochridge	1,816	—
Barbara Munder	1,816	—
Thomas G. Stemberg	1,816	—
Total	70,982
*	Performance share units are only applicable to Mr. Francis. Of the outstanding equity awards held by Mr. Francis, 49,607 shares of unvested performance share units (PSUs) and all of the unvested stock options were granted to Mr. Francis in his previous executive role as an employee of PetSmart.

(3)	Represents the dollar value of any dividends or other earnings paid on shares of restricted common stock to the extent not factored into the grant date fair value of the restricted stock awards. Quarterly dividends of $0.14 per share were paid on shares of restricted common stock on February 10, 2012 and May 11, 2012, and quarterly dividends of $0.165 per share were paid on shares of restricted common stock on August 10, 2012, November 9, 2012 and December 31, 2012.

(4)	Mr. Josefowicz declined the Corporate Governance and Nominating Committee Chairman fee due to the additional compensation he received for serving as our Lead Director.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

     The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year 2013 ending February 2, 2014. Services provided to PetSmart by Deloitte & Touche LLP in fiscal year 2012 are described under “Fees to Independent Registered Public Accounting Firm for Fiscal Years 2012 and 2011” below. Additional information regarding the Audit Committee is provided in the Report of the Audit Committee on page 22.

     Deloitte & Touche LLP has audited the financial statements of PetSmart since February 1999. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

     Stockholder ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board of Directors is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate governance practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of PetSmart and our stockholders.

     The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal will be required to ratify the selection of Deloitte & Touche LLP. Abstentions will be counted in the tabulation of votes cast on this proposal and will have the same effect as negative votes. Because this is a routine matter, there should not be any broker non-votes related to this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL TWO

FEES TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR FISCAL YEARS 2012 AND 2011

     The following table shows the fees billed to PetSmart for services provided by Deloitte & Touche LLP for our fiscal years 2012 and 2011:

	2012	2011
Audit Fees	$1,590,800	$1,552,000
Audit-Related Fees	2,000	2,000
Tax Fees	317,000	399,000
Total	$1,909,800	$1,953,000

Audit Fees. This category includes the audit of PetSmart’s annual financial statements, audit of internal control over financial reporting, review of financial statements included in PetSmart’s Form 10-Q Quarterly Reports, statutory audit for PetSmart’s Puerto Rican operations, and services that are normally provided by the independent registered public accounting firm in connection with regulatory filings or engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements, consents related to SEC and other registration statements, and the preparation of an annual “management letter” on internal control matters.

Audit-Related Fees. This category consists of assurance and related services by Deloitte & Touche LLP that are reasonably related to the performance of the audit or review of PetSmart’s financial statements and are not reported above under “Audit Fees.” The services for the fees disclosed under this category include the subscription fee for access to Deloitte & Touche LLP’s accounting research tool.

Tax Fees. This category consists of professional services rendered by Deloitte & Touche LLP for tax compliance and tax return preparation of $223,000, and $183,000 in fiscal years 2012 and 2011, respectively, and for technical tax advice of $94,000 and $216,000 in fiscal years 2012 and 2011, respectively.

All Other Fees. There were no other professional services rendered by Deloitte & Touche LLP in fiscal years 2012 and 2011.

     The Audit Committee has determined that the rendering of tax services by Deloitte & Touche LLP is compatible with maintaining its independence.

     The Audit Committee has established procedures for the pre-approval of all audit and permitted non-audit-related services provided by our independent registered public accounting firm. The procedures include, in part, that: (1) the Audit Committee, on an annual basis, shall pre-approve the independent registered public accounting firm’s engagement letter/annual service plan; (2) the Audit Committee Chair has been delegated the authority to pre-approve any permitted non-audit services up to $50,000 per individual proposed service; (3) the Audit Committee must pre-approve any permitted non-audit services that exceed $50,000 per individual proposed service; and (4) at each regularly scheduled Audit Committee meeting: (a) the Audit Committee Chair will review any services that were pre-approved since the last Audit Committee meeting; and (b) a review will be conducted of the services performed and fees paid since the last Audit Committee meeting. The Audit Committee pre-approved 100% of the Audit Fees, Audit-Related Fees, and Tax Fees listed above.

AUDIT COMMITTEE

     The Audit Committee provides assistance to the Board of Directors in fulfilling its responsibility to our stockholders with respect to its oversight of: the quality and integrity of PetSmart’s financial statements and disclosures; our compliance with legal and regulatory requirements; the relationship with our internal auditors and our independent registered public accounting firm, including their independence, the audit, and additional services; and our internal and disclosure controls. During fiscal year 2012, the Audit Committee was composed of the following independent Directors: Messrs. Lochridge, Gangwal, and Khalifa and Ms. Foley. Mr. Lochridge served as Chairman. Messrs. Lochridge and Khalifa have been designated by the Board of Directors as audit committee financial experts as defined in applicable SEC Rules. The Board of Directors made a qualitative assessment of Messrs. Lochridge’s and Khalifa’s level of knowledge and experience based on a number of factors, including their education and work, management, and director experience. All members of our Audit Committee are financially literate and are independent, as independence is defined in Rule 5605(c)(2)(A)(i) and (ii) of the NASDAQ listing standards and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended. The Audit Committee met seven times during fiscal year 2012, and its report is presented below. The Audit Committee acts under a written charter that was adopted by the Board of Directors. The charter is available in the Corporate Governance Section of the PetSmart website located at www.petm.com.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS1

     The Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of PetSmart.

     The Audit Committee oversees PetSmart’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. PetSmart has an Internal Audit Department that is actively involved in examining and evaluating PetSmart’s financial, operational and information systems activities and reports functionally to the Chair of the Audit Committee and administratively to management. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the periodic reports, including the audited financial statements in our Annual Report on Form 10-K. This included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Audit Committee reviewed with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America, its judgments as to the quality, not just the acceptability, of PetSmart’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61 (Communication with Audit Committees, AU Section 380). In addition, the Audit Committee has also received the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence, and discussed with Deloitte & Touche LLP Deloitte & Touche LLP’s independence.

     The Audit Committee discussed with PetSmart’s independent registered public accounting firm the overall scope and plans for their audit, and developed a pre-approval process for all independent registered public accounting firm services. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of PetSmart’s internal and disclosure controls, and the overall quality of PetSmart’s financial reporting. The Audit Committee held seven meetings during fiscal year 2012.

     The Audit Committee has determined the rendering of tax services by Deloitte & Touche LLP is compatible with maintaining its independence. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in PetSmart’s Annual Report on Form 10-K for the fiscal year 2012 ended February 3, 2013, for filing with the SEC. The Audit Committee has appointed Deloitte & Touche LLP to be PetSmart’s independent registered public accounting firm for the fiscal year 2013 ending February 2, 2014.

Audit Committee of the Board of Directors

Richard K. Lochridge (Chairman)
Rita V. Foley
Rakesh Gangwal
Amin I. Khalifa
____________________

[1]	This report is not “soliciting material,” is not deemed filed with the SEC, and is not to be incorporated by reference into any PetSmart filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

PROPOSAL THREE

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF
THE EXECUTIVE SHORT-TERM INCENTIVE PLAN

     We are requesting that the stockholders approve the terms of the amended and restated PetSmart, Inc. Executive Short-Term Incentive Plan, or the ESTIP.

     The Compensation Committee of the Board of Directors originally adopted the ESTIP in May 2002. The ESTIP and subsequent amendments, as applicable, were approved by our stockholders at the annual meetings held in 2002, 2007, 2009 and 2010. In March 2013, the Compensation Committee approved, subject to stockholder approval, an amendment and restatement of the ESTIP to expand the eligible performance criteria under the ESTIP by including comparisons with stock market indices, market share, and gross or net profit margin, to increase the individual annual award maximum to $10 million and to make certain other administrative and clarifying changes throughout the ESTIP.

     Section 162(m) of the Internal Revenue Code generally denies a deduction to any publicly-held corporation such as PetSmart for compensation paid to the principal executive officer and next three highest compensated officers other than the principal financial officer (referred to as “covered employees”) to the extent that compensation received by any covered employee exceeds $1 million in a taxable year. However, certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. If approved by our stockholders, it is intended that compensation paid to covered employees pursuant to the ESTIP in 2013 and future years will qualify as performance-based compensation.

     The Board believes that the ESTIP benefits stockholders by linking a portion of executive compensation to our performance. In addition, the ESTIP provides a vehicle to pay performance-based compensation to covered employees and to a select group of executive officers and other eligible employees who might become covered employees. As stated, the compensation to covered employees pursuant to the terms and conditions of the ESTIP is intended to fit within an exception to the deduction limitation imposed by Section 162(m) of the Internal Revenue Code. Upon approval by our stockholders, PetSmart may continue to grant performance-based compensation under the ESTIP to covered employees, including with respect to fiscal year 2013, until the first annual meeting of stockholders that occurs in 2018 (at which time re-approval of the ESTIP by our stockholders will be required, unless an earlier amendment or termination of the ESTIP is approved, as described below). If stockholders do not approve the amended and restated ESTIP, PetSmart will not make payments to covered employees under the ESTIP based on grants made in fiscal year 2013 and thereafter, although PetSmart may conclude that paying other non-deductible compensation to covered employees is consistent with its compensation philosophy and the best interests of PetSmart and our stockholders.

     The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal will be required to approve the amendment and restatement of the ESTIP. Abstentions will be counted in the tabulation of votes cast on this proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL THREE

     The terms of the amended and restated ESTIP are summarized below. This summary, however, does not purport to be a complete description of the ESTIP. The amended and restated ESTIP is attached as Appendix A to this Proxy Statement. The following summary is qualified in its entirety by reference to the complete text of the ESTIP.

Purpose

     The purpose of the ESTIP is to enhance PetSmart’s ability to promote its success by providing incentives and rewards for the contributions of participants towards the successful achievement of our financial and business goals. The ESTIP is structured to pay cash bonuses as well as bonuses in the form of PetSmart common stock, or a combination of the foregoing. Shares of common stock payable under the ESTIP shall be issued pursuant to any stockholder-approved plan of PetSmart providing for the issuance of PetSmart common stock in satisfaction of awards under the ESTIP.

Administration

     The ESTIP is administered by the Compensation Committee of the Board of Directors. All questions of interpretation are determined by the Compensation Committee and its decisions are final and binding on all participants.

Duration

     The ESTIP, as amended and restated, will become effective immediately following the 2013 Annual Meeting, and the amended and restated ESTIP will remain effective until it is suspended or terminated by the Compensation Committee or the Board of Directors. No compensation will be paid pursuant to the terms of the amended and restated ESTIP until approved by our stockholders.

Participation

     Our executive officers (that is, PetSmart’s officers who are subject to Section 16 of the Securities Exchange Act of 1934) and other key employees of PetSmart, who in the opinion of the Compensation Committee may become executive officers or who otherwise may make comparable contributions to PetSmart, are eligible to participate in the ESTIP. At the beginning of each performance period, the Compensation Committee designates which eligible employees will participate in the ESTIP for such performance period. Participation is generally on an annual basis, and participation in one year does not ensure participation in future years. In fiscal year 2012, all our executive officers were designated to participate in the ESTIP. Amounts paid to our named executive officers for fiscal year 2012 are presented below. The participants in the ESTIP will not participate in our regular short-term incentive plan.

Plan Operation

     Under the ESTIP, the Compensation Committee will establish and approve target award amounts for each participant for each performance period. Typically a performance period will be a fiscal year. The Compensation Committee will also establish performance objectives for the performance period based on the business criteria discussed below. Actual performance relative to those objectives determines to what extent the target award amount is paid for such performance period.

Business Criteria on which the Performance Objectives are Based

     The ESTIP sets forth a number of business criteria, any one or more of which may be selected by the Compensation Committee as the basis for determining incentive compensation under the ESTIP that may become payable to a participant for a particular fiscal year. The criteria are:

  Net income (before or after taxes) of PetSmart, as set forth in PetSmart’s audited financial statements.

  Earnings per share of PetSmart as set forth in PetSmart’s audited financial statements.

  Customer satisfaction as determined by an independent professional survey research firm.

  Increase in the trading price of PetSmart’s stock above the trading price at the time the criteria are established.

  Return on equity, including return on invested capital, as set forth in PetSmart’s audited financial statements.

  Comparisons with stock market indices.

  Return on assets or assets as set forth in PetSmart’s audited financial statements.

  Return on investments as set forth in PetSmart’s audited financial statements.

  Market share.

  Gross or net profit margin as set forth in PetSmart’s audited financial statements.

  Increase in sales, including sales growth as set forth in PetSmart’s audited financial statements.

  End-of-year net cash as set forth in PetSmart’s audited financial statements, as adjusted.

  Earnings before taxes, and/or depreciation, and/or amortization and/or interest, with or without equity and income from unconsolidated investments as calculated from PetSmart’s audited financial statements.

  Total stockholder return.

  Increase in cash flow or operating cash flow as set forth in PetSmart’s audited financial statements.

  Sales per square foot of retail space or inventory turnover as calculated from PetSmart’s audited financial statements.

  Gross margin per square foot of retail space or gross margin as percent of sales as calculated from PetSmart’s audited financial statements.

  Operational, general and administrative expenses per square foot of retail space or as a percent of sales as calculated from PetSmart’s audited financial statements.

     Such criteria also may be based solely by reference to PetSmart’s performance or the performance of a subsidiary, division, business segment or business unit or based upon the performance of PetSmart relative to that of other companies or upon comparisons of any of the indicators of PetSmart performance relative to performance of other companies. All criteria that are based on PetSmart’s audited financial statements may be modified by the Compensation Committee at the time the specific criteria are selected (with respect to participants who are covered employees) to take into consideration one or more of the following: (a) changes in accounting principles that become effective during the performance period, (b) extraordinary, unusual or infrequently occurring events, (c) the disposition of a business or significant assets, (d) gains or losses from all or certain claims and/or litigation and insurance recoveries, (e) the impact of impairment of intangible assets, (f) restructuring activities, (g) the impact of investments or acquisitions, and/or (h) changes in corporate capitalization such as stock splits and certain reorganizations.

     Notwithstanding the foregoing, the Compensation Committee must select criteria that collectively satisfy the requirements of performance-based compensation for the purposes of Section 162(m) of the Internal Revenue Code, including by establishing the performance objectives at a time when the performance relative to such objectives is substantially uncertain.

Award Payment

     Following the close of each performance period, the Compensation Committee will determine whether the established performance metrics were achieved and determine what amount will be paid to each participant. The ESTIP, however, gives the Compensation Committee the right to reduce the amount paid based on any individual or PetSmart performance factors deemed relevant by the Compensation Committee. The ESTIP does not permit the Compensation Committee to increase such payment for covered employees above the maximum target award determined under the terms of the ESTIP. Such payment will be made in cash within 30 days of the receipt of PetSmart’s audited financial statements for the applicable performance period and certification by the Compensation Committee that the performance and other criteria for payment have been satisfied. Payroll and other taxes will be withheld as required by law.

Plan Limitations

     Individual participants may earn an award payout ranging from zero percent to a maximum of five hundred percent of their target award not to exceed $10 million for any twelve month period. As amended and restated, the ESTIP provides that to the extent that an award is expressed by reference to a number of shares of our common stock (rather than an equivalent amount of cash), the value of such stock is determined by reference to the value of our stock on the date the target award amount is determined by the Compensation Committee for purposes of applying the foregoing limitations. For the 2013 fiscal year a maximum of two times a participant’s target percentage of his or her annual salary will be in effect.

Termination of Employment

     Participants who retire during a performance period shall receive prorated payments based on the achievement of the established performance objectives for the performance period, otherwise they will receive no payment under the ESTIP for the performance period unless a participant dies or becomes totally disabled (in which case the participant will receive prorated payments based the participant’s target award for the performance period). Participants who terminate employment for any reason after the close of the performance period, but before the distribution of payments under the ESTIP, will be paid all applicable amounts for such performance period.

Federal Income Tax Consequences

     All amounts paid pursuant to the ESTIP are taxable as ordinary income to the participants when paid. PetSmart may fit within an exception to the deduction limitation imposed by Section 162(m) of the Internal Revenue Code by paying “performance-based compensation” pursuant to the terms and conditions of the ESTIP and Section 162(m). Accordingly, compensation attributable to awards paid under the ESTIP will qualify as performance-based compensation, provided that: (a) such awards are paid solely on account of attaining one or more objective performance goals established in writing by the Compensation Committee within the first 90 days of a performance period while the outcome is substantially uncertain, (b) the Compensation Committee certifies in writing prior to the payment or vesting of the award that the performance goals have been satisfied, and (c) prior to the payment of the award, stockholders have approved the material terms of the performance goal (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount, or formula used to calculate the amount, payable upon attainment of the performance goal), and (d) and all other applicable requirements of Section 162(m) have been satisfied.

Amendment and Termination of the ESTIP

     The Compensation Committee or the Board of Directors may amend, suspend, discontinue or terminate the ESTIP at any time and for any reason.

Other Compensation

     The ESTIP is not the exclusive means of compensating the executive officers. The executive officers have and will continue to receive other compensation, including, for example, salary, bonuses, benefits, stock options, restricted stock, and PSUs which may be granted outside of the ESTIP.

New Plan Benefits

     The following table lists (i) each named executive officer, and (ii) all of our named executive officers and current executive officers as a group, indicating the threshold, target and maximum amount of the 2013 awards that have been approved by the Compensation Committee under the ESTIP for each of the foregoing, subject to stockholder approval of the ESTIP:

Name	Minimum	Target	Maximum
Robert F. Moran	$0	$1,350,000	$2,700,000
David K. Lenhardt	0	704,077	1,408,154
Lawrence P. Molloy	0	197,788	395,577
Joseph D. O’Leary	0	533,538	1,067,077
Bruce K. Thorn	0	293,462	586,923
Executive Group (13 people)	0	4,733,164	9,466,327

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL THREE

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Compensation Committee of our Board of Directors is responsible for establishing the compensation philosophy, policies and programs for all of our executive officers. The Board of Directors reviews all decisions by the Compensation Committee relating to the compensation of our executive officers.

     The Compensation Committee recognizes the importance of maintaining sound principles for the development and administration of our compensation programs, which are intended to strengthen the link between executive pay and performance. The Compensation Committee Charter outlines the Committee’s responsibilities, and the Compensation Committee, the Corporate Governance and Nominating Committee and the Board of Directors periodically review and revise the charter, which the Board of Directors subsequently approves. The Compensation Committee Charter is available in the Corporate Governance section of the PetSmart website located at www.petm.com.

     All members of our Compensation Committee are independent, as defined in Rule 5605 (a)(2) of the NASDAQ listing standards and as determined by the Board of Directors. Qualifications for inclusion on the Compensation Committee include independence and experience with: compensation, benefits, leading and motivating people, and fiscal responsibility. During fiscal year 2012, the Compensation Committee was composed of the following Directors: Ms. Munder and Messrs. Stemberg, Hardin, and Josefowicz. Mr. Stemberg served as chairperson during fiscal year 2012.

     The Compensation Committee regularly reviews our compensation philosophy and approves all elements of our compensation program applicable to executive officers. The Compensation Committee evaluates and adjusts, as appropriate, the compensation of the Chief Executive Officer and other executive officers, including the base pay and incentive awards, taking into account their individual and company performance. With respect to the Chief Executive Officer, the Compensation Committee considers the results of the Chief Executive Officer evaluation that is administered, with Corporate Governance Committee participation, by the Lead Director. With respect to other executive officer compensation, the Chief Executive Officer in consultation with the Compensation Committee, develops compensation recommendations that the Compensation Committee reviews and approves. The Compensation Committee delegated to an internal executive compensation team limited authority to make equity awards to non-executive officers and employees, provided that all such grants must follow specific award guidelines established by the Compensation Committee.

     The Compensation Committee has authority to independently engage the services of outside advisors, experts and others to assist it, and during 2012 it retained Frederic W. Cook & Co to advise it on various matters, including updates on compensation practices, competitive data, benchmarking and market/peer analysis and compliance issues.

Compensation Committee Interlocks and Insider Participation

     No member of the Compensation Committee is an officer or employee of PetSmart or had a relationship requiring disclosure by the Company under Item 404 of Regulation S-K, and none of our executive officers serve as a director or member of a compensation committee of any entity that has one or more executive officers serving as a member of our Compensation Committee.

Compensation Committee Report1

     The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee of the Board of Directors

Thomas G. Stemberg (Chairman)
Joseph F. Hardin, Jr.
Gregory P. Josefowicz
Barbara Munder
____________________

[1]	This report is not “soliciting material,” is not deemed filed with the SEC, and is not to be incorporated by reference into any PetSmart filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

     This Compensation Discussion and Analysis (CD&A) provides information about our compensation program as administered by the Compensation Committee of the Board of Directors with respect to our senior executive officers.

     In fiscal 2012, we continued on our strategy to be the preferred provider for the lifetime needs of pets. Our primary initiatives include:

  Developing innovative products and services;

  Engaging with our customer in an authentic and personalized way; and

  Driving consistent execution in our stores.

     By executing against these strategic initiatives, our business again performed well in a challenging macroeconomic environment. Highlights of our fiscal 2012 performance include the following:

  Increased total net sales by 10.5% to $6.8 billion;

  Increased comparable store sales, or sales in stores open at least one year, by 6.3%;

  Increased earnings before taxes (EBT) by 33.7% to $578 million, or 8.8% of sales;

  Increased diluted earnings per share by 39.2% to $3.55; and

  Generated $653 million in operating cash flow.

     Fiscal 2012 consisted of 53 weeks. As a result, the performance figures noted reflect an additional week. The estimated impact of this additional week resulted in the following increases: net sales, $126 million; EBT, $30 million; and diluted earnings per share, $0.17.

     As a result of our significant cash flow from operations and disciplined capital spending, we were also able to return value to our stockholders through $457 million in share repurchases and $84 million in dividends.

     In addition, significant total stockholder returns were generated, with compound annual growth rates of 20%, 37%, and 23% over the last one-, three-, and five-year periods, respectively.

     Payouts under our incentive plans reflect the company’s success. Targets for fiscal year 2012 under the annual Executive Short-Term Incentive Plan (ESTIP) were based on (1) growth in EBT; (2) growth in comparable store sales; and (3) growth in electronic commerce (E-Commerce) sales. These targets were significantly exceeded, resulting in payouts at 195% of target. In addition, long-term incentives are provided through annual grants of stock options and performance share units (PSUs) under our equity incentive plan. The PSU performance measure for awards granted in fiscal year 2012 is EBT, consistent with the prior two years. Starting in 2012, the performance period for PSU’s was increased to three years from one year, with a target compound EBT growth rate established at the beginning of the three year cycle. PSU’s granted in 2012 have the potential for payouts from 0% to 200% of target.

     The payouts under the annual and long-term incentive plans are consistent with the Company’s focus on a compensation structure that makes the majority of executive compensation contingent on performance, as demonstrated in the following charts, which examine fiscal 2012 total direct compensation (base pay, target annual incentives, and target long-term incentives).

CEO Pay	Other NEO Pay (Average)

     At our last Annual Meeting of Stockholders held on June 13, 2012, our stockholders voted overwhelmingly to approve, on an advisory basis, the compensation of our named executive officers for fiscal year 2011. In light of strong stockholder support for our 2011 named executive officer compensation, the Committee did not implement any additional changes in 2012 specifically in response to the “say-on-pay” vote. Notwithstanding, the Compensation Committee continuously reviews the design of its compensation programs. As a result, several significant changes have been implemented for fiscal year 2012:

  The maximum payout opportunity under the ESTIP has been reduced to 200% of target, from 300% of target;

  A new performance measure, growth in E-Commerce sales, has been added to the ESTIP;

  The performance period for the PSUs has been changed so that performance is measured by EBT growth over three years, instead of one year. Depending on EBT growth, payout can range from 0% to 200% of target.

     These changes are consistent with the Compensation Committee’s focus on implementing an executive compensation program consistent with best practices, as evidenced by other significant features in the program, such as:

  Robust stock ownership guidelines of 5X base pay for the Chairman and Chief Executive Officer, and either 4X or 3X for the other senior executives;

  A clawback policy applicable to erroneous payments of incentive compensation attributable to misstated financial statements or operating metrics in cases of fraud, intentional misconduct, or gross negligence;

  Minimal special perquisites for executive officers, consisting of a financial planning allowance and executive physicals;

  An insider trading policy that prohibits any derivative, including hedging, transactions involving PetSmart stock.

     This CD&A will describe executive compensation decisions with respect to our five most senior executive officers, who are collectively referred to as the “named executive officers”:

  Robert F. Moran — Chairman and Chief Executive Officer. Effective June 14, 2013, following the Annual Stockholders Meeting, Mr. Moran will resign as Chief Executive Officer and assume the role of Executive Chairman. As Executive Chairman, Mr. Moran will continue his role as Chairman of the Board of Directors, continue to be fully engaged in leading the Company, and provide transition assistance to support our new leaders.

  David K. Lenhardt — President and Chief Operating Officer. Effective June 14, 2013, following the Annual Stockholders Meeting, Mr. Lenhardt will assume the role of Chief Executive Officer.

  Lawrence P. Molloy — Executive Vice President and Chief Financial Officer. Effective as of the end of June 2013, Mr. Molloy will resign as Executive Vice President and Chief Financial Officer and will remain an employee of the Company as a special advisor to the Chief Executive Officer through March 2014. The Company is actively involved in the process of selecting a new Chief Financial Officer and expects to appoint a new Chief Financial Officer by the time of Mr. Molloy’s resignation or have a satisfactory transition arrangement in effect until the time of such appointment.

  Joseph D. O’Leary — Executive Vice President, Merchandising, Marketing, Supply Chain and Strategic Planning. Effective June 14, 2013, following the Annual Stockholders Meeting, Mr. O’Leary will assume the role of President and Chief Operating Officer.

  Bruce K. Thorn — Senior Vice President Store Operations and Services. Mr. Thorn has held this position since the beginning of the 2012 fiscal year.

Governance Structure of Compensation Program

     The Board of Directors established the Compensation Committee and approved its charter to help fulfill the Board of Director’s responsibility to oversee the policies and programs that govern our executive officers’ compensation. The Compensation Committee defines and regularly reviews our compensation philosophy and approves all elements of our compensation program for our executive officers.

     The Compensation Committee meets at scheduled times during the year, and occasionally considers and takes action by unanimous written consent. The Compensation Committee met four times during fiscal year 2012. The Chief Executive Officer, President and Chief Operating Officer, Chief Financial Officer, General Counsel, Senior Vice President Human Resources, and certain other executive officers may attend Compensation Committee meetings at the request of the Compensation Committee. On a regular basis, the Compensation Committee has executive sessions during which no executive officers are present. Periodically, the Chief Executive Officer and the Senior Vice President Human Resources may be asked to attend a specific executive session. The Compensation Committee may from time to time request the attendance of independent compensation consultants at its meetings as well as at executive sessions.

     The Compensation Committee has the authority to engage the services of outside advisors, experts, and others to assist the Committee. During 2012, the Compensation Committee retained Frederic W. Cook & Co., Inc. (“Cook”) as its independent advisor on various compensation related matters, including updates on compensation practices within the retail industry, competitive data, benchmarking and market/peer analysis, special projects and compliance issues. Cook does no other work for the Company other than assisting the Compensation Committee on work related to its charter. The Compensation Committee has assessed the independence of Cook and has concluded that no conflict of interest exists that would prevent Cook from serving as an independent consultant to the Compensation Committee. Separately, management retained Hay Group to assist it in compiling compensation data, conducting analyses, providing consulting services, and supplementing internal resources for market analysis, with some of such assistance used as source information in the advisory services performed by Cook. While Hay’s direct assistance to the Compensation Committee was limited to providing certain peer group data and analysis that was used by Cook in advising the committee, no conflict of interest exists with respect to Hay that would prevent it from otherwise serving as an independent advisor.

     PetSmart also has an internal executive compensation team made up of a cross-section of executive officers, whose purpose is to assist the Compensation Committee in making recommendations and to carry out the administrative aspects of PetSmart’s compensation programs, including those for associates other than the executive officers.

Compensation Philosophy

     The compensation philosophy of the Compensation Committee is built upon the principles of pay for performance, shared ownership, and alignment with the long-term interests of our stockholders. We believe it is important that our compensation philosophy supports PetSmart’s strategy of consistent and efficient long-term growth. As a result, PetSmart’s executive compensation programs emphasize at-risk pay through the use of performance-based incentive awards, long-term equity with significant upside potential, and limited use of perquisites. We also believe a meaningful equity stake helps ensure that executives’ and stockholders’ interests are aligned. This philosophy supports the goals of attracting and retaining executive talent with the specific skill sets required to ensure PetSmart’s continued success, including solid leadership, long-term strategic vision, a customer-centric focus, and strong results orientation. Pay for performance considers individual executive goal attainment, the financial and non-financial goals of PetSmart, and the long-term responsible improvement of stockholder returns.

     The following chart summarizes the compensation philosophy of PetSmart. When our performance falls short of established performance measures, total cash compensation and total direct compensation will fall below the targeted percentiles shown below:

	Base Salary	Total Cash Compensation	Total Direct Compensation
	Annual salary	Annual salary plus short-term	Annual salary plus short- and
		incentives at target	long-term incentives at target
PetSmart target compared to
peer market	50th percentile	50th - 75th percentile at target	50th - 75th percentile at target
		company performance (1)	company performance (1)

		75th percentile at outstanding	>75th to 90th percentile at
		company performance (1)	outstanding company
performance (1)
____________________

(1)	As measured against appropriate but challenging company performance targets established by the Compensation Committee.

     A comparison of fiscal year 2012 compensation (base salary, target bonus for fiscal 2012, and long-term incentives awarded in 2012) to our named executive officers with our comparison companies (as described later) is shown below:

	Base Salary	Total Cash Compensation	Total Direct Compensation
	Annual salary	Annual salary plus short-term	Annual salary plus short- and
		incentives at target	long-term incentives at target
CEO Moran Compared to
Retail Survey	50th to 75th percentile	50th to 75th percentile	50th to 75th percentile
CEO Moran Compared to
Peer Group	50th to 75th percentile	50th to 75th percentile	25th to 50th percentile
NEOs Compared to
Retail Survey	25th to 50th percentile	50th percentile	50th to 75th percentile
NEOs Compared to
Peer Group	50th to 75th percentile	50th to 75th percentile	25th to 50th percentile

Determining Executive Compensation

     When evaluating executive officer compensation, the Compensation Committee considers, in part:

  pay for individual and company performance;

  alignment with the stated compensation philosophy;

  the need to attract and retain quality leadership;

  relative internal equity;

  appropriate cost management; and

  continued focus on corporate governance.

     Our process includes a review of PetSmart’s entire compensation program and an analysis for each executive officer of all elements of compensation as compared to the individual’s and PetSmart’s performance and objectives. The Compensation Committee worked directly with Cook to determine compensation for the Chief Executive Officer. The Chief Executive Officer made compensation recommendations to the Compensation Committee for other executive officers for its review and approval, with input provided by Cook.

     The Compensation Committee used data provided by Hay Group to analyze our executive compensation compared to the Hay Group proprietary retail-specific survey as well as the approved peer group. The 2012 Hay Retail Industry Survey participants include 131 retailers, provides data by job title, and controls for differences in responsibility and revenue through “point” comparisons under its proprietary job evaluation system and statistical regression analysis. The current list of Hay Retail Industry Survey participants is available at:

http://www.haygroup.com/downloads/us/2012%20Retail%20Executive%20and%20Management%20TR%20List%20of%20Participants.pdf

     The Compensation Committee determines our peer group using the following objective selection criteria:

  publicly-held specialty retailers;

  revenues typically from one-half to twice that of PetSmart;

  a multi-channel retail structure with an emphasis on hard goods;

  specific characteristics matching PetSmart’s current or potential business model; and/or potential competitors for executive talent.

     This peer group is reviewed periodically by the Compensation Committee and may change from time to time based on the current competitive environment.

     For fiscal year 2012, the Compensation Committee removed BJ’s Wholesale Club and Collective Brands, Inc. (Payless) from the peer group list as these companies have been taken private. In addition, the Compensation Committee added Big Lots Stores, Inc., Limited Brands, Inc., and Ulta Salons, Cosmetics & Fragrance, Inc. to provide an appropriate peer group of adequate size. In fiscal year 2012, the peer group comprised the following companies:

Abercrombie & Fitch Co.	Family Dollar Stores, Inc.
Advance Auto Parts, Inc.	Foot Locker, Inc.
AutoZone, Inc.	Gamestop Corp.
Bed Bath & Beyond Inc.	Limited Brands, Inc.
Big Lots Stores, Inc.	Ross Stores, Inc.
CarMax, Inc.	Tractor Supply Company
Dick’s Sporting Goods, Inc.	Ulta Salons, Cosmetics & Fragrance, Inc.
Dollar Tree, Inc.	Williams-Sonoma, Inc.

     Benchmarking is one factor used in determining executive officer compensation. The Compensation Committee compares each element of compensation separately and in the aggregate to the market data for peer group companies and those represented in the Hay Group proprietary survey.

Design and Elements of our Compensation Program

     The four elements of executive compensation for our executive officers, including the named executive officers, are: (1) base salary; (2) annual incentives under the ESTIP; (3) long-term equity incentives consisting of stock options and PSUs; and (4) benefits. These elements are designed to:

  ensure that PetSmart executive officers have clear goals and accountability with respect to PetSmart’s performance;

  ensure pay for performance and encourage responsible business growth;

  establish pay opportunities that are competitive with prevailing industry practices, our stage of growth, and the labor markets in which we operate;

  align incentive and equity compensation with PetSmart’s strategy and the long-term interests of PetSmart stockholders;

  encourage executive officers to own PetSmart shares for further long-term stockholder alignment;

  avoid compensation-related risk that could have a material adverse effect on PetSmart; and

  assist PetSmart with attraction, retention, and motivation of key executive talent.

     In connection with the following discussion regarding elements of compensation for our named executive officers with respect to the 2013 fiscal year, it should be noted that on January 22, 2013, PetSmart announced a Board of Directors-approved set of management succession changes to be made effective June 14, 2013, following its Annual Meeting of Stockholders. These management succession changes will result in our current President and Chief Operating Officer, Mr. Lenhardt, assuming the role of Chief Executive Officer, replacing Mr. Moran, who will be our Executive Chairman. In addition, Mr. O’Leary, Executive Vice President of Merchandising, Marketing, Supply Chain and Strategic Planning, will be our President and Chief Operating Officer, replacing Mr. Lenhardt. As Executive Chairman, Mr. Moran will continue in his role as Chairman of the Board of Directors, continue to be fully engaged in leading PetSmart, and provide transition assistance to support our new leaders. When the Board of Directors approved these changes in January 2013, no actions were taken with respect to any changes in compensation for Messrs. Moran, Lenhardt, and O’Leary that would be effective at the time of their changes in responsibility although, as noted below, the 2013 equity awards for Messrs. Lenhardt and O’Leary took into account the significantly increased responsibilities they will assume in June. It is expected that the Compensation Committee will approve additional changes to compensation as a result of these succession changes after the Annual Meeting of Stockholders on June 14. The following discussion and analysis regarding fiscal year 2013 compensation for named executive officers reflects the most current information as of the filing date of this Proxy Statement.

     Also, it should be noted that, on November 14, 2012, PetSmart disclosed that Mr. Molloy, Executive Vice President and Chief Financial Officer, will resign from that position on June 30, 2013. Mr. Molloy has agreed to remain with us following his resignation in a special advisor role through March 31, 2014. As a special advisor, Mr. Molloy will report to the Chief Executive Officer and will provide guidance and transition assistance as requested, including assistance in connection with the appointment of a new Chief Financial Officer.

     Each of the four elements are discussed below in greater detail:

     1. Base Salary. The base salary for executive officers is set annually by reviewing the skills and performance levels of individual executives, the needs of PetSmart, and the competitive pay practices of companies with which we compete for executive talent. Base salary helps attract and retain executive talent with a degree of financial certainty since base salary is less subject to company performance risk than other components of pay. In determining individual base salaries, the Compensation Committee considers the executive officer’s experience in the specific functional area, retail-industry experience, scope of job responsibilities, leadership skills, business unit performance, achievement of important strategic initiatives, contribution to company management, individual performance, and competitive market positioning. Base salaries for new executive officers are also set utilizing some or all of the above criteria. The base salaries paid to our named executive officers are set forth in the “Summary Compensation Table.”

     For fiscal year 2012, the base salary for Mr. Moran, our Chairman and Chief Executive Officer, was set between the 50th and 75th percentile of our peer group and base salaries for the remaining named executive officers were on average at approximately the 50th percentile of our peer group.

     The following chart summarizes base salary changes with respect to the named executive officers:

Base Salary

Name	Fiscal Year 2011	Fiscal Year 2012	Fiscal Year 2013
Mr. Moran	$1,100,000	$1,125,000	$1,125,000
Mr. Lenhardt	$600,000	$750,000	$792,000
Mr. Molloy	$500,000	$550,000	$550,000
Mr. O’Leary	$550,000	$600,000	$636,000
Mr. Thorn	$331,000	$400,000	$425,000

     Mr. Molloy’s base salary will be reduced to $490,000 upon the effective date of his resignation as Executive Vice President and Chief Financial Officer, June 30, 2013, after which he will assume the role of special advisor to the Chief Executive Officer until March 31, 2014.

     The Compensation Committee considers the market data obtained from our peer group to be the most relevant comparison in evaluating the competitiveness of the compensation of our named executive officers, and intends to continue to move the total direct compensation of these named executive officers towards our stated compensation goals as appropriate. Significant increases in 2012 base pay for the named executive officers, excluding Mr. Moran, reflect recognition for expanded roles and increases in responsibility. In keeping with our compensation philosophy of emphasizing performance-based pay, 2012 base salary represented approximately between 25% and 32% of targeted total direct compensation for each of the named executive officers, excluding Mr. Moran, whose 2012 base salary represented approximately 16% of targeted total direct compensation. For fiscal year 2013, except for the Chief Executive Officer position, we plan to continue a similar emphasis for our named executive officers.

     2. Annual Performance Incentive. The annual performance incentive is designed to motivate executives to attain short-term objectives that align with long-term business goals. At the beginning of each fiscal year, under the ESTIP, the Compensation Committee assigns each executive officer an incentive target equal to a specified percentage of his or her annual base salary. During fiscal year 2012, the incentive target for Mr. Moran, Chairman and Chief Executive Officer, was 120%, increased from 100% for fiscal year 2011, reflecting his promotion to Chairman and Chief Executive Officer from President and Chief Executive Officer. The incentive target for Mr. Lenhardt was 90%, increased from 85% for fiscal year 2011 reflecting his promotion to President and Chief Operating Officer from Executive Vice President Store Operations, Human Resources and Information Systems. The incentive targets for Messrs. Molloy and O’Leary were 85%. While Mr. O’Leary’s incentive target was unchanged from fiscal year 2011, Mr. Molloy’s target was increased from 75% as a result of his promotion to an Executive Vice President level from a Senior Vice President level, reflecting an expanded role and increased responsibilities.

     The ESTIP is designed and administered in a manner intended to qualify incentive awards to our named executive officers as “performance-based compensation” for purposes of 162(m) of the Internal Revenue Code. This is intended to allow PetSmart to fully deduct for federal income tax purposes the compensation paid under the ESTIP. The incentive targets and the performance measures for each executive officer are determined by the Compensation Committee at the beginning of each fiscal year based on the executive officer’s position and responsibilities. The performance measures may change from year to year in accordance with our objectives.

     For purposes of evaluating performance, the Compensation Committee uses U.S. generally accepted accounting principles (U.S. GAAP). The ESTIP also allows the Compensation Committee in any year to reduce the amount paid to our named executive officers based on any individual or PetSmart performance factors as considered applicable by the Compensation Committee.

Fiscal Year 2012 Annual Awards

     For fiscal year 2012, the incentive payout to our executive officers was based on three performance measures:

  growth in EBT over prior year as calculated from PetSmart’s audited financial statements;

  growth in comparable store sales over prior year as calculated from PetSmart’s audited financial statements, defined as stores open at least one year; and

  growth in E-Commerce sales over prior year as calculated from PetSmart audited financial statements.

     The Compensation Committee believes that increase, or growth, in EBT is an appropriate and primary indicator to our stockholders of overall business health, and its use achieves the Compensation Committee’s desire to use a measure of profitability that executive officers can relate to and drives stockholder value creating behaviors. The second measure, growth in comparable store sales, focuses executive officers on both strengthening PetSmart’s core business and making our stores more effective, as well as developing new and innovative services. The third measure, growth in E-Commerce sales, was added by the Compensation Committee in 2012 to focus executives on driving expansion into a growing area of opportunity and to promote efforts to insure competitiveness in a marketplace that is quickly evolving.

     The Compensation Committee sets realistic but challenging goals or targets for each measure. Each measure contained a payout opportunity between 0% and 200% of the target performance. The Compensation Committee reduced the maximum payout under the ESTIP for 2012, from 300% of target to be aligned with the competitive payout potential of the market. The measures used and relative weightings provide assurance that payouts from the ESTIP are self-funding in that annual incentives earned above target will be funded from additional earnings. In addition, a minimum EBT target of $446 million was required in order for any payout to occur from the ESTIP for fiscal year 2012, which was met.

     For fiscal year 2012, the Compensation Committee established the following performance targets under the ESTIP, and determined the actual achievement under the ESTIP for all executive officers as follows:

	Performance Criteria
	for Payouts at:			Actual	Payout % Range			Actual Payout		Weighted
Measure	Min.	Target	Max.	Performance	Min.	Target	Max.	Percentage	Weight	Percent
Growth in EBT Over
Prior Year	0.0%	10.0%	16.0%	27.0%	50%	100%	200%	200.0%	70%	140.0%
Growth in Comparable Store
Sales Over Prior Year	0.0%	3.0%	4.5%	6.5%	50%	100%	200%	200.0%	20%	40.0%
Growth in E-Commerce Sales
Over Prior Year	*	*	*	*	50%	100%	200%	145.7%	10%	14.6%
Total weighted payout
percentage										194.6%
____________________

*	The E-Commerce measure reflects the Board and Compensation Committee’s view that PetSmart should continue expanding its E-Commerce capabilities. In setting the target for this measure, the Compensation Committee considered, among other factors, our annual financial budget, business plan, and historical and current performance trends, and established a “target” performance level such that actual achievement would be both challenging and result in a measurable positive impact on PetSmart. Similarly, the maximum performance level established by the Compensation Committee for this metric has historically been difficult to achieve and was designed to represent outstanding performance that the Compensation Committee believes should be rewarded.

     As a reference, the total weighted payout percentage under the ESTIP for fiscal years 2011 and 2010 were 273% and 228%, respectively, for all executive officers.

Fiscal Year 2013

     For fiscal year 2012, the Compensation Committee determined that the performance measures should continue to support profitability and sales as well as important individual strategic initiatives. In fiscal year 2012, in recognition of the importance of growth in the E-Commerce area of our business, the Compensation Committee added a related performance measure. Similarly, for 2013, the Committee has elected to add another performance measure related to a major merchandising initiative in our hardgoods business. In 2013, we are making a financial investment to renovate the Dog Hardgoods business which will improve the shopping experience of our customers as well as drive sales and margin improvements through better space-to-sales alignment, adjacencies, assortment, fixturing, and signage. Accordingly, the Compensation Committee selected the following financial performance measures for determining the amount of the annual incentive bonuses that may be awarded to our executive officers for fiscal year 2013:

  growth in EBT over prior year as calculated from PetSmart’s audited financial statements;

  growth in comparable store sales over prior year as calculated from PetSmart’s audited financial statements, defined as stores open at least one year;

  growth in E-Commerce sales over prior year from PetSmart’s audited financial statements; and

  growth in comparable dog hardgoods sales over prior year from PetSmart’s audited financial statements.

     The Compensation Committee believes EBT continues to be an appropriate indicator to our stockholders of overall business health and profitability. In selecting comparable store sales as a measure, we continue our focus on driving productivity in existing assets. Also, use of comparable store sales as a performance measure balances shorter term profitability goals with longer term growth. The use of E-Commerce sales growth as a performance measure is intended to drive expansion into a growing area of opportunity and to promote efforts to insure our competitiveness in a marketplace that is quickly evolving. The use of growth in comparable dog hardgood sales as a performance measure is intended to insure that we realize growth as we invest capital to support new initiatives.

     The Compensation Committee believes that the fiscal year 2013 performance targets are realistic but challenging, representing about even odds of attainment given the retail economy and established business plans. The weights of the incentive components are standardized for all executive officers to encourage a cross-functional team focus. As in fiscal year 2012, a minimum profitability standard, growth in EBT, must be met before any payout can be made on any performance measure. The maximum payout opportunity for each of the selected performance measures is 200% of the payout established at target performance, unchanged from a 200% maximum payout opportunity for each respective measure in 2012.

     For the 2013 fiscal year, the Compensation Committee approved incentive targets for Messrs. Moran, Lenhardt, Molloy, O’Leary, and Thorn of 120%, 90%, 85%, 85% and 70%, respectively. In the case of Mr. Molloy, his incentive target will only apply to his base salary paid through June 30, 2013, reflecting the fact that effective July 1, 2013, Mr. Molloy will resign from his Executive and Chief Financial Officer position and assume a special advisor role.

     3. Long-Term Equity-Based Incentive Compensation. Long-term equity-based incentive compensation is provided to certain employees, including executive officers, to link a portion of compensation to the long-term financial success of PetSmart and as a retention tool. Long-term incentives currently consist of stock options and PSUs, with all executive officers and other key members of management eligible to receive such grants. These grants provide a potential ownership opportunity to support our Officer and Director Stock Ownership Guidelines. See page 10 for a discussion of these guidelines, which also apply to outside directors.

     The Compensation Committee believes stock options are inherently performance-based since the executive officer does not receive any benefit unless the stock price rises after the date the option is granted. Stock options have a maximum term of seven years from the date of grant, or earlier if employment terminates. Stock options vest in equal installments over four years on consecutive yearly anniversaries of the date of the grant. Earlier vesting of stock options may occur in the event of a change in control. See “Employment and Severance Arrangements” below.

     PSUs align the interests of our executive officers with the long-term interests of our stockholders by attaching performance modifiers to grants that can result in positive or negative adjustments to grant size. PSUs thus directly link pay to performance, help focus key employees on achieving a key performance goal, and provide significant award upside for achieving outstanding performance, while maintaining a level of total direct compensation competitiveness for participants. PSU grants have typically provided for three-year cliff vesting. Earlier vesting of PSUs may occur in the event of a change in control or, in some cases, in the event of an executive retirement that is pursuant to the requirements as set forth in the grant documents. See “Employment and Severance Arrangements” below.

     As described below, for the 2012 grant of PSUs, the actual number of PSUs earned will depend on achievement against a specific performance measure over a three-year performance period. If target performance is achieved against the measure, each participant earns 100% of his or her target PSU award. If the maximum performance level is achieved against the measure, each participant will earn 200% of his or her target award. If the performance level achieved is more than the target award but less than the maximum award, each participant’s target PSU award is proportionately increased. If the performance level achieved is less than the target amount, each participant’s target PSU award is proportionally reduced and will be 0% in the event that the minimum performance level is not achieved. The PSU payout design structure was significantly changed in 2012 relative to recent years. The performance period was increased from one to three years and the payout range was expanded from 50% to 150% of target to 0% to 200% of target. These 2012 changes were made to better align payout potential with market. PSUs awarded in 2012 generally will be earned upon certification by the Compensation Committee of actual performance achievement following the 2014 fiscal year end. The PSUs are subject to time-based vesting and generally will cliff vest on the third anniversary of the 2012 grant date, contingent upon the participant’s continued service to PetSmart (except in the event of a qualified retirement). As part of Mr. Molloy’s transition arrangement entered into in November 2012, however, it was agreed that, assuming he remains employed through March 31, 2014, he will be entitled to receive at the end of the performance period a prorated portion of the PSUs that would otherwise be paid based on performance for the full performance period. The Compensation Committee approved this special vesting for Mr. Molloy in recognition of his commitment to serve as Chief Financial Officer until June 30, 2013 and his providing special advisory services during the transition period.

     The grant date for regular long-term incentive equity awards is typically the date of the meeting of the Compensation Committee occurring in March. The Compensation Committee has delegated its authority to make off-cycle grants to employees (other than executive officers) using grant guidelines approved by the Compensation Committee.

Fiscal Year 2012 Equity Awards

     In granting 2012 long-term incentives, the Compensation Committee took into account each executive’s responsibilities, relative position at PetSmart, and past grants. In fiscal year 2012, the grant value for Mr. Moran was increased by 50% compared to the value for fiscal year 2011, reflecting his assumption of the expanded role of Chairman and Chief Executive Officer. The grant value for Mr. Lenhardt increased by 43% as a result of his promotion to the position of President and Chief Operating Officer. Grant values for Messrs. Molloy and O’Leary were increased over the 2011 levels by 11% and 6%, respectively. These equity values were divided equally between stock options and PSUs for all named executive officers. The specific equity grants awarded to the named executive officers are set forth in the “Grants of Plan-Based Awards.” In March 2012, the following stock options and PSU grants were made to our named executive officers under the 2011 Plan:

Stock Options
Name	(# Shares)
Robert F. Moran	162,197
David K. Lenhardt	56,062
Lawrence P. Molloy	36,950
Joseph D. O’Leary	39,648
Bruce K. Thorn	21,815

	PSUs
	Minimum Award	Target Award	Maximum Award
Name	(# Units)	(# Units)	(# Units)
Robert F. Moran	0	38,927	77,854
David K. Lenhardt	0	13,455	26,910
Lawrence P. Molloy	0	8,868	17,736
Joseph D. O’Leary	0	9,516	19,032
Bruce K. Thorn	0	5,236	10,472

     For fiscal year 2012, the Compensation Committee selected the three year (2012-2014) compound growth in EBT over 2011 EBT as the performance metric. Performance to date suggests payout awards at or above target are likely.

Fiscal Year 2013 Equity Awards

     Equity grants awarded in fiscal year 2013 were made in March 2013. The amount of Messrs. Moran and Thorn’s grant values remained unchanged from 2012. Grant values for Messrs. Lenhardt and O’Leary were increased over the 2012 levels by 39% and 18%, respectively, which takes into account the new positions and significantly expanded responsibilities they will assume in June 2013. Grant values were divided equally between stock options and PSUs. The PSU structure for fiscal 2013 is generally the same as for 2012; that is, the payout will be based on the three year (2013-2015) compound growth in EBT over 2012 EBT. In March 2013, we granted the following stock options and PSUs to our named executive officers under the 2011 Equity Incentive Plan:

Stock Options
Name	(# Shares)
Robert F. Moran	141,639
David K. Lenhardt	67,842
Lawrence P. Molloy	0
Joseph D. O’Leary	40,918
Bruce K. Thorn	19,050

	PSUs
	Minimum Award	Target Award	Maximum Award
Name	(# Units)	(# Units)	(# Units)
Robert F. Moran	0	36,302	72,604
David K. Lenhardt	0	17,388	34,776
Lawrence P. Molloy	0	0	0
Joseph D. O’Leary	0	10,487	20,974
Bruce K. Thorn	0	4,883	9,766

     Mr. Molloy did not receive an equity award for fiscal year 2013 in light of his resignation as Executive Vice President and Chief Financial Officer, effective June 30, 2013.

     4. Benefits and Perquisites. Executive officers participate in benefit plans generally available to employees, such as the 401(k) plan, Medical/Dental/Vision Plans, and the Employee Stock Purchase Plan. They are eligible for executive physical exams. They also receive company-paid Long-Term Disability coverage that provides a monthly benefit of 66 2/3% of qualified salary to a maximum of $15,000 per month.

     In addition, PetSmart has a Deferred Compensation Plan that allows executive officers and certain other eligible employees to defer receipt of certain salary and cash bonus payments on a pre-tax basis. The amount deferred under the Deferred Compensation Plan earns an investment return based on certain approved measurement funds selected by participants. PetSmart makes a matching contribution based on eligible deferrals of up to 50% of the deferred salary amount (up to a maximum of 10% of annual base salary) that may be earned based on PetSmart’s overall performance relative to certain pre-tax earnings targets. PetSmart also provides a 401(k) restoration match equal to 50% of the participant’s annual deferral amount in the 401(k) plan restoration account (holding amounts the participant elects to defer to the Deferred Compensation Plan but could not defer to the 401(k) plan due to IRS contribution limits) on up to 6% of the participant’s annual base salary. See “Nonqualified Deferred Compensation Plans” below for further discussion of these arrangements.

     We believe perquisites for executive officers should be extremely limited in scope and value. As a result, PetSmart has historically given nominal perquisites and does not offer perquisites such as auto allowances and country club dues. Executives, like other full-time employees, are eligible for employee discounts. In addition, we provide our executive officers with a limited taxable reimbursement allowance for professional services such as financial planning, life insurance, estate planning and tax preparation, which services assist executive officers in achieving the highest value from their compensation package. See the “Summary Compensation Table” for details regarding actual levels provided to our named executive officers.

Clawback Policy

     The clawback policy applicable to our executive officers provides that in the event an executive officer violates the law or otherwise engages in fraud, intentional misconduct or gross negligence, including the failure to report another person’s acts, that causes or partially causes: (i) materially inaccurate financial statements to be filed with the Securities and Exchange Commission, or (ii) inaccurate operating metrics being used to calculate the size or amount of an award, and the executive officer would have received or been paid a lesser award had the correct operating metrics been used, then the Board of Directors, or a committee thereof, to the extent permitted by applicable law, in their sole discretion may require the reduction, cancellation, forfeiture, or recoupment of a portion or all of any award granted to the executive officer. Awards include: cash incentive bonuses, performance awards and equity incentive awards, including stock options, stock appreciation rights, restricted stock/units and PSUs. The policy is applicable to awards granted to the executive officers after March 2009. In addition, PetSmart will have the right to effect recovery of any amounts realized by an executive officer from the settlement of such awards.

Severance and Change in Control Arrangements

     We have entered into agreements with our executive officers providing severance and change in control benefits, the terms of which are described below under “Employment and Severance Arrangements.” We believe these severance and change in control benefits are an essential element of our overall executive compensation package and assist us in recruiting and retaining talented individuals and aligning the executive officer’s interests with the interests of our stockholders.

     With respect to a change in control transaction, we provide competitive severance benefits if an executive officer is terminated in connection with the transaction. Cash severance is structured on a “double-trigger” basis, meaning that before an executive officer can receive such severance: (1) a change of control must occur; and (2) three months prior to or within 36 months following the change in control, the executive officer’s employment terminates for good reason or without cause. We also provide (a) “single-trigger” acceleration of 50% of outstanding equity awards upon a change in control (or full acceleration if the surviving corporation does not assume or continue such awards) and (b) “double-trigger” full acceleration of such awards in the event of a covered termination pursuant to our Executive Change in Control and Severance Benefit Plan.

     We also believe that the other severance benefits described in the section entitled “Employment and Severance Arrangements” are appropriate, particularly with respect to a termination by PetSmart without cause. In that scenario, a mutually agreed upon severance package is in place prior to any termination event. We believe this arrangement provides PetSmart with greater flexibility to make a change in executive management if such a change is in the stockholders’ best interests and is consistent with competitive practice.

Limitation on Deduction of Compensation Paid to Certain Executive Officers

     Section 162(m) of the Internal Revenue Code denies a deduction to any public corporation such as PetSmart for compensation paid in a taxable year to certain executive officers to the extent that compensation exceeds $1 million. Compensation exceeding $1 million may be deducted only if it is “performance-based compensation” within the meaning of Section 162(m) or satisfies other limited exceptions.

     The ESTIP and the equity incentive plans have been designed in a manner to permit the grant of cash bonus awards, stock options and other equity awards to the applicable executive officers that qualify as “performance-based compensation.” PetSmart believes that the tax deduction of compensation is an important factor in setting executive compensation policy. PetSmart makes an effort to structure individual compensation and compensation programs to allow it to fully deduct compensation in accordance with Section 162(m). However, if compliance with Section 162(m) conflicts with the PetSmart compensation philosophy, or what is believed to be in the best interests of PetSmart and its stockholders, the Compensation Committee may conclude that paying non-deductible compensation is more consistent with that philosophy and in the best interests of PetSmart and our stockholders.

EXECUTIVE COMPENSATION

     The following table shows for the fiscal years ended February 3, 2013, January 29, 2012, and January 30, 2011, compensation awarded to, paid to, or earned by, each person serving as our Chief Executive Officer, our Chief Financial Officer, and our three other most highly compensated executive officers during fiscal year 2012, as applicable.

SUMMARY COMPENSATION TABLE

							Change in
							Pension
							Value and
							Nonqualified
							Deferred
				Stock	Option	Non-Equity	Compensation	All Other
				Awards	Awards	Incentive Plan	Earnings	Compensation
Name and Principal Position	Year	Salary	Bonus	(1)	(2)	Compensation	(3)	(4)	Total
Robert F. Moran	2012	$1,146,154	—	$2,249,981	$2,350,235	$2,676,499	—	$144,065	$8,566,934
Chairman and Chief	2011	1,089,423	—	1,199,992	1,824,985	2,974,125	—	153,828	7,242,353
Executive Officer	2010	1,038,363	—	1,050,004	1,289,988	2,363,314	—	138,982	5,880,651

David K. Lenhardt	2012	761,539	—	777,699	812,338	1,333,759	—	93,695	3,779,030
President and Chief	2011	600,000	—	416,649	681,056	1,392,300	—	86,321	3,176,326
Operating Officer	2010	488,761	—	327,501	402,352	834,314	—	69,404	2,122,332

Lawrence P. Molloy	2012	559,615	—	588,658	535,406	925,659	—	77,790	2,687,128
EVP and Chief	2011	500,000	—	354,174	578,898	1,023,750	—	79,081	2,535,903
Financial Officer	2010	441,733	—	327,501	402,352	754,038	—	66,908	1,992,532

Joseph D. O’Leary	2012	610,576	—	550,025	574,500	1,009,954	—	87,933	2,832,988
EVP Merchandising,	2011	550,000	—	395,851	647,000	1,276,275	—	74,682	2,943,808
Marketing and Supply Chain	2010	488,764	—	327,501	402,352	834,320	—	75,623	2,128,560

Bruce K. Thorn	2012	406,378	—	302,641	316,099	553,568	—	50,260	1,628,946
Senior Vice President Store
Operations and Services
__________________

(1)	For fiscal year 2012, this represents the grant date fair value of the PSUs at target computed in accordance with FASB ASC Topic 712. The discussion of the assumptions used for purposes of calculating the grant date fair value appears in Note 9 of the “Notes to Consolidated Financial Statements” on pages F-17 to F-21 of our Annual Report on Form 10-K for the fiscal year ended February 3, 2013. For Mr. Molloy, the amount reflects his March 14, 2012 award as well as the incremental increase in fair value resulting from the modification to his March 14, 2012 award on November 8, 2012 when the Compensation Committee approved pro rata vesting for such award, as discussed in more detail under “Compensation Discussion and Analysis.” The maximum payout for the 2013 PSU stock award is 200% of the grant value listed.

(2)	For fiscal year 2012, represents the aggregate fair value of stock options granted based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 712. The discussion of the assumptions used for purposes of calculating the grant date fair value appears in Note 9 of the “Notes to Consolidated Financial Statements” on pages F-17 to F-21 of our Annual Report on Form 10-K for the fiscal year ended February 3, 2013.

(3)	Although in previous years amounts were reported in this column related to nonqualified deferred compensation plan earnings, it has been determined that such amounts were not reportable as no portion of such earnings were above market or preferential.

(4)	The aggregate value of perquisites and other benefits provided in fiscal year 2012 are detailed in the chart below.

Perquisites and other benefits

			Deferred
		Deferred	Comp.		Group
		Comp. Plan	Plan 401(k)	401(k)	Term Life	Exec
		Performance-	Restoration	Company	(Inputed	Choice	Executive	Dividends	Total All Other
Name and Principal Position	Year	based Match	Match	Match	Income)	(a)	Physical	(b)	Compensation
Robert F. Moran	2012	$56,250	$30,320	$8,221	$7,669	$40,000	—	$1,604	$144,065
Chairman and Chief
Executive Officer

David K. Lenhardt	2012	36,635	18,556	6,404	853	27,739	2,299	1,208	93,695
President and Chief
Operating Officer

Lawrence P. Molloy	2012	27,500	12,946	4,731	1,404	30,000	—	1,208	77,790
EVP and Chief
Financial Officer

Joseph D. O’Leary	2012	30,000	14,699	5,163	1,696	30,000	5,166	1,208	87,933
EVP, Merchandising,
Marketing and Supply Chain

Bruce K. Thorn	2012	20,000	9,175	3,422	640	10,654	5,950	420	50,260
Senior Vice President Store
Operations and Services
____________________

(a)	Represents a limited taxable reimbursement for actual costs incurred for professional services such as financial planning, life insurance, estate planning and tax preparation, which are focused on assisting executive officers in achieving the highest value from their compensation package.

(b)	Represents the dollar value of any dividends or other earnings paid on shares of restricted common stock to the extent not factored into the grant date fair value of the awards. Quarterly dividends of $0.14 per share were paid on shares of restricted common stock on February 10, 2012.

STOCK AWARD GRANTS, EXERCISES AND PLANS

GRANTS OF PLAN-BASED AWARDS

									All Other
									Option	Exercise	Grant Date
									Awards:	or Base	Fair Value
									Number of	Price of	of Stock
			Estimated Future Payouts Under			Estimated Future Payouts			Securities	Option	and Stock
		Date of	Non-Equity Incentive			Under Equity Incentive			Underlying	Awards	Option
		Corporate	Plan Awards (1)			Plan Awards (2)			Options	($/Sh)	Awards
Name	Grant Date	Approval	Threshold	Target	Maximum	Threshold	Target	Maximum	(3)	(4)	(5)
Robert F. Moran	3/14/2012	3/14/2012	$687,692	$1,375,385	$2,750,770	—	38,927	77,854	162,197	$57.80	$4,600,215
David K. Lenhardt	3/14/2012	3/14/2012	342,693	685,385	1,370,770	—	13,455	26,910	56,062	$57.80	1,590,037
Lawrence P. Molloy	3/14/2012	3/14/2012	237,836	475,673	951,346	—	8,868	17,736	36,950	$57.80	1,047,976
(6)	11/8/2012	11/8/2012				—	8,868	17,736		—	76,087
Joseph D. O’Leary	3/14/2012	3/14/2012	259,495	518,990	1,037,979	—	9,516	19,032	39,648	$57.80	1,124,524
Bruce K. Thorn	3/14/2012	3/14/2012	142,232	284,465	568,929	—	5,236	10,472	21,815	$57.80	618,740
____________________

(1)	Represents possible amounts payable under the ESTIP. For fiscal year 2012, the Compensation Committee of the Board of Directors selected the following business criteria pursuant to the ESTIP for determining the amount of possible cash bonuses to be awarded to each named executive officer for fiscal year 2012: (a) growth in EBT over prior year; (b) growth in comparable store sales over prior year; and (c) growth in E-Commerce sales over prior year. The Compensation Committee approved the following target bonuses: Robert F. Moran – 120% of base salary; David K. Lenhardt – 90% of base salary; Lawrence P. Molloy – 85% of base salary; Joseph D. O’Leary – 85% of base salary; and Bruce K. Thorn – 70% of base salary. The ESTIP is paid based on actual base salary earned during the fiscal year. Fiscal 2012 was a 53-week year so the base salary includes an extra week of earnings. In addition, the Compensation Committee approved a maximum payment of 200% of each named executive officer’s target bonus. Finally, the Compensation Committee approved the following business criteria weightings: – 70% weight on growth in EBT over prior year, 20% weight on growth in comparable store sales over prior year, and 10% weight on growth in E-Commerce sales over prior year.

(2)	Represents a PSU award granted under the 2011 Equity Incentive Plan at target. The performance period and the vesting period for these PSUs is three years. Vesting of some or all PSUs will accelerate: (a) in the event of death, disability or qualified retirement termination, (b) in the event of termination covered by the Executive Change in Control and Severance Benefit Plan, or (c) pursuant to certain employment agreements (please see “Employment and Severance Arrangements” below).

(3)	Represents stock options granted under the 2011 Equity Incentive Plan. Options allow the participant to purchase a share of PetSmart common stock at the fair market value per share of PetSmart common stock on the date of grant. Stock options vest and become exercisable as to 25% of the shares on the yearly anniversary of the date of grant over four years. Vesting of some or all options will accelerate: (a) in the event of death, disability, or a termination covered by the Executive Change in Control and Severance Benefit Plan, or (b) pursuant to certain employment agreements (please see “Employment and Severance Arrangements” below).

(4)	Represents the closing price of our common stock on March 14, 2012, as reported on the NASDAQ Global Select Market.

(5)	The discussion of the assumptions used for purposes of calculating the grant date fair value appears in Note 9 of the “Notes to Consolidated Financial Statements” on pages F-17 to F-21 of our Annual Report on Form 10-K for the fiscal year ended February 3, 2013, and is based on a “target” award of PSUs. The PSUs granted in fiscal 2012 are subject to a three-year performance period.

(6)	Represents the incremental increase in fair value resulting from the modification to Mr. Molloy’s March 14, 2012 PSU award on November 8, 2012 when the Compensation Committee approved pro rata vesting for such award, as discussed in more detail under “Compensation Discussion and Analysis.” No additional award was granted.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	Option Awards					Stock Awards
									Equity
									Incentive Plan
									Awards	Equity Incentive
		Number of				Number			Number of	Plan Awards
	Number of	Securities				of Shares		Market Value	Unearned	Market or Payout
	Securities	Underlying				or Units of		of Shares or	Shares, Units	Value of Unearned
	Underlying	Unexercised				Stock That		Units of Stock	or Other Rights	Shares, Units or
	Unexercised	Options		Option	Option	Have Not		That Have	That Have Not	Other Rights That
	Options	Unexercisable		Exercise	Expiration	Vested		Not Vested	Vested	Have Not Vested
Name	Exercisable	(2)		Price	Date	(2)		(6)	(2)	(6)
Robert F. Moran	40,500	—		30.20	2/2/2015	—		—	—	—
	112,098	—		18.97	3/9/2015	—		—	—	—
	17,857	—		18.97	3/9/2015	—		—	—	—
	92,452	30,818	(1)	16.69	3/8/2016	—		—	—	—
	79,826	79,826	(1)	31.75	3/22/2017	—		—	—	—
	42,441	127,325	(1)	40.78	3/21/2018	—		—	—	—
	—	162,197	(1)	57.80	3/13/2019	—		—	—	—
	—	—		—	—	49,607	(3)	$3,173,856	—	—
	—	—		—	—	44,139	(4)	2,824,013	—	—
	—	—		—	—	—		—	77,854 (5)	$4,981,099

David K. Lenhardt	—	27,521	(1)	16.69	3/8/2016	—		—	—	—
	24,898	24,898	(1)	31.75	3/22/2017	—		—	—	—
	15,838	47,516	(1)	40.78	3/21/2018	—		—	—	—
	—	56,062	(1)	57.80	3/13/2019	—		—	—	—
	—	—		—	—	15,473	(3)	989,963	—	—
	—	—		—	—	15,326	(4)	980,557	—	—
	—	—		—	—	—		—	26.910 (5)	1,721,702

Lawrence P. Molloy	—	27,521	(1)	16.69	3/8/2016	—		—	—	—
	—	24,898	(1)	31.75	3/22/2017	—		—	—	—
	—	40,389	(1)	40.78	3/21/2018	—		—	—	—
	—	36,950	(1)	57.80	3/13/2019	—		—	—	—
	—	—		—	—	15,473	(3)	989,963	—	—
	—	—		—	—	13,028	(4)	833,531	—	—
	—	—		—	—	—		—	17,736 (5)	1,134,749

Joseph D. O’Leary	—	27,521	(1)	16.69	3/8/2016	—		—	—	—
	—	24,898	(1)	31.75	3/22/2017	—		—	—	—
	—	45,140	(1)	40.78	3/21/2018	—		—	—	—
	—	39,648	(1)	57.80	3/13/2019	—		—	—	—
	—	—		—	—	15,473	(3)	989,963	—	—
	—	—		—	—	14,561	(4)	931,613	—	—
	—	—		—	—	—		—	19.032 (5)	1,217,667

Bruce K. Thorn	—	2,351	(1)	16.69	3/8/2016	—		—	—	—
	—	1,069	(1)	27.22	12/15/2016	—		—	—	—
	—	19,653	(1)	31.75	3/22/2017	—		—	—	—
	—	29,479	(1)	40.78	3/21/2018	—		—	—	—
	—	21,815	(1)	57.80	3/13/2019	—		—	—	—
	—	—		—	—	12,213	(3)	781,388	—	—
	—	—		—	—	9,509	(4)	608,386	—	—
	—	—		—	—	—		—	10,472 (5)	669,999
__________________

(1)	Stock options vest and become exercisable as to 25% of the shares on the yearly anniversary of the date of grant over four years.

(2)	Vesting of some or all awards will accelerate: (a) in the event of death, disability, or a termination covered by the Executive Change in Control and Severance Benefit Plan, or (b) pursuant to certain employment agreements (please see “Employment and Severance Arrangements” below).

(3)	These amounts represent PSU awards actually earned for 2010 performance. These awards cliff vested on March 23, 2013, the third anniversary of the grant date.

(4)	These amounts represent PSU awards actually earned for 2011 performance. These awards will cliff vest on March 22, 2014, the third anniversary of the grant date.

(5)	These amounts represent the PSU awards that may be earned for 2012-2014 performance. First year performance for this award exceeded target, therefore amounts shown assume maximum payout. These awards will cliff vest on March 13, 2015, the third anniversary of the grant date. The performance period ends at the end of fiscal year 2014.

(6)	Calculated by multiplying the number of shares of restricted common stock or PSUs, as the case may be, by the closing price ($63.98) of PetSmart’s common stock on February 1, 2013, the last trading day of our 2012 fiscal year, as reported on the NASDAQ Global Select Market.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on	on Exercise	Acquired on	on Vesting
Name	Exercise	(1)	Vesting	(2)
Robert F. Moran	200,164	$8,441,982	80,092	$4,677,373
David K. Lenhardt	253,121	11,535,522	66,426	3,879,278
Lawrence P. Molloy	97,243	3,372,969	66,426	3,879,278
Joseph D. O’ Leary	117,532	3,742,411	66,426	3,879,278
Bruce K. Thorn	26,175	1,001,461	9,708	587,551
__________________

(1)	The value realized on exercise is based on the sales price of our common stock on the exercise date. The value realized was determined without considering any taxes that may have been owed. The exercise price of each stock option was equal to the closing price of our common stock as reported on the NASDAQ Global Select Market for the date of grant or, in certain instances, the last trading day prior to the date of grant.

(2)	The value realized on vesting of stock awards represents the closing price of our common stock on the vesting date of the stock award as reported on the NASDAQ Global Select Market, or in certain instances, the last trading day prior to the vest date.

NONQUALIFIED DEFERRED COMPENSATION

	Executive	Registrant	Aggregate
	Contribution	Contributions	Earnings in	Aggregate	Aggregate
	in Last FY	in Last FY	Last FY	Withdrawals/	Balance at
Name	(1)	(2)	(3)	Distributions	Last FY
Robert F. Moran	$468,356	$78,976	$623,168	—	$5,620,931
David K. Lenhardt	113,267	44,595	307,344	—	2,274,215
Lawrence P. Molloy	611,113	38,256	14,497	—	1,247,947
Joseph D. O’ Leary	1,094,839	41,676	207,322	—	3,091,796
Bruce K. Thorn	103,154	24,605	28,280	—	449,842
__________________

(1)	Amounts in this column are reported as compensation earned in the “Summary Compensation Table.”

(2)	Amounts in this column are comprised of Performance-Based Match and 401(k) Restoration Match earned in 2011 and paid in 2012.

(3)	None of the amounts in this column represent above market or preferential earnings.

Nonqualified Deferred Compensation Plans

General

     We maintain the PetSmart, Inc. Amended and Restated Deferred Compensation Plan, or Frozen Deferred Compensation Plan, and the PetSmart, Inc. 2005 Deferred Compensation Plan, or the 2005 Deferred Compensation Plan, and collectively, the Deferred Compensation Plans. The Frozen Deferred Compensation Plan was established effective as of March 26, 2002, and its terms govern amounts that were earned and vested by participants as of December 31, 2004 (and any earnings on such amounts). No further deferrals or contributions may be made under the Frozen Deferred Compensation Plan as of December 31, 2004. The 2005 Deferred Compensation Plan was established effective after January 1, 2005, and its terms govern all amounts that were deferred by participants or other contributions to participants’ accounts by PetSmart on or after January 1, 2005, (and any earnings on such amounts).

     The Deferred Compensation Plans are non-tax-qualified, unfunded and unsecured deferred compensation plans that are intended to provide a select group of management and highly compensated employees (including executive, senior and corporate officers) and Board of Directors the opportunity to defer receipt and taxation of certain forms of compensation.

Compensation Eligible for Deferral and Company Contributions

     The 2005 Deferred Compensation Plan allows participants to defer the following amounts: (i) up to 75% of annual base salary; (ii) up to 100% of bonus or incentive compensation that is payable in cash; (iii) up to 100% of directors’ fees that are payable in cash; (iv) 100% of any annual 401(k) plan refund offset amounts (amounts that may be refunded to participants from the PetSmart’s 401(k) plan as a result of certain annual IRS nondiscrimination testing); (v) 100% of any annual 401(k) plan reduction amounts (amounts that participants may not be able to defer under our 401(k) plan as a result of certain annual IRS deferral limits); and (vi) 100% of any 401(k) excess compensation amounts (amounts that participants may not be able to defer under our 401(k) plan as a result of certain annual IRS compensation limits). The same types of compensation were permitted to be deferred under the Frozen Deferred Compensation Plan, with the exception of the 401(k) excess compensation amount which was added by a plan amendment effective January 1, 2011.

     Under the 2005 Deferred Compensation Plan, we may contribute to participants’ accounts annual 401(k) plan restoration matching contributions that are intended to provide participants with amounts that were not able to be made as matching contributions under our 401(k) plan due to the refund, reduction or excess compensation amounts described above. In addition, we may contribute to participants’ accounts annual performance-based matching amounts (applied against employee contributions made in an amount up to 10% of annual base salary) that are contingent on our achievement of certain pre-tax earnings targets established by the Compensation Committee. The Frozen Deferred Compensation Plan also provided for 401(k) plan restoration matching contributions and performance-based matching amounts.

     Participants are fully vested in all amounts deferred or credited to their accounts under the Deferred Compensation Plans, except that any 401(k) plan restoration matching contributions and performance-based matching amounts become fully vested only after participants have completed five years of service with PetSmart. However, in the event of a participant’s retirement, disability, death during employment or a change in control of PetSmart, all amounts become immediately and fully vested.

Earnings

     Account balances under the Deferred Compensation Plans are credited with investment earnings (or losses) based on the performance of certain measurement funds selected by participants. Participants may change their investment selections prospectively on a daily basis. The measurement funds offered under the Deferred Compensation

Plans are selected by the 401(k)/Deferred Compensation Administrative Committee and may change from time to time. As of December 31, 2012, the measurement funds offered under the Deferred Compensation Plans are as follows (with 2012 annual rates of return indicated for each):

	Annualized		Annualized
Investment Fund	Return	Investment Fund	Return
Advisor Managed Portfolio -		T Rowe Price New America Growth	13.12%
Conservative Allocation	8.16%	Goldman Sachs VIT Mid Cap Value	18.47%
Advisor Managed Portfolio -		NVIT Mid Cap Index - Class I	17.47%
Moderate Allocation	9.83%	T Rowe Price Mid Cap Growth - Class II	13.62%
Advisor Managed Portfolio -		Delaware VIPT Small Cap Value Series -
Moderate Growth Allocation	12.58%	Service Class	13.63%
Advisor Managed Portfolio -		Royce Capital Micro-Cap -
Growth Allocation	14.13%	Investment Class	7.60%
Advisor Managed Portfolio -		Dreyfus IP Small Cap Stock Index -
Aggressive Allocation	15.04%	Service Shares	15.74%
NVIT Money Market - Class V	0.00%	Legg Mason Clearbridge Partners
PIMCO VIT Real Return - Admin Shares	8.75%	Small Cap Growth - Class I	19.43%
T Rowe Price VIP Limited Term Bond	2.47%	MFS VIT International Value -
PIMCO VIT Total Return -		Service Class	15.93%
Admin Shares	9.60%	American Fund IS International - Class 2	17.91%
MFS VIT Value Series - Service Class	15.88%	Invesco V I International Growth -
Dreyfus Stock Index - Initial Shares	15.74%	Series I Shares	15.53%
Fidelity VIP II Contrafund -		Janus Aspen Series Overseas -
Service Class	16.31%	Services Shares	13.18%

Distributions and Withdrawals

     Timing of Distributions and Withdrawals. In general, distributions and withdrawals are permitted on dates preselected by participants or upon certain other events. In the case of the Frozen Deferred Compensation Plan, distribution elections in effect on December 31, 2004 will remain in effect, subject to the ability of a participant to change such elections as provided in the Frozen Deferred Compensation Plan. In the case of the 2005 Deferred Compensation Plan, the time and manner of making and changing elections is governed by Section 409A of the Internal Revenue Code. Distribution events include:

  Termination of employment (including retirement);

  Change in control of PetSmart (2005 Deferred Compensation Plan only);

  Death;

  Disability;

  Unforeseen financial emergency, as determined by the 401(k)/Deferred Compensation Administrative Committee; and

  In the case of the Frozen Deferred Compensation Plan only, a participant may elect to withdraw his or her entire account balance at any time, as determined by the 401(k)/Deferred Compensation Administrative Committee, less a 10% withdrawal penalty.

Limitations on distributions elections:

  Under the 2005 Deferred Compensation Plan, amounts attributable to our 401(k) plan restoration matching contributions or performance-based matching amounts (except for installments payable upon retirement) will only be paid upon the earliest to occur of death, disability, termination of employment or retirement.

  In accordance with Section 409A of the Internal Revenue Code, all distributions under the 2005 Deferred Compensation Plan that are payable to certain “specified employees” upon a separation from service with the Company will be delayed for at least six months following separation.

  A participant may elect to receive a distribution of amounts in his or her account under the Deferred Compensation Plans (other than any amounts attributable to 401(k) plan refund offset or reduction amounts, 401(k) plan restoration matching contributions and performance-based matching amounts) on a date designated by the participant, provided that such date is at least three plan years after the end of the plan year in which the amount is deferred.

Form of Distribution or Withdrawal. In general, permitted distributions or withdrawals may be made in the form of either a lump sum distribution or in installments as pre-selected by the participants subject to a number of restrictions and limitations. Some of the more material limitations are as follows:

  Under the Deferred Compensation Plans, amounts that are payable upon retirement may be made in the form of a lump sum or in installments not to exceed fifteen years.

  Under the 2005 Deferred Compensation Plan, amounts payable upon termination of employment (prior to retirement, death or disability) may be made in two annual installments if the account balance exceeds $100,000 or in a lump sum if the account balance is $100,000 or less.

  Under the Frozen Deferred Compensation Plan, amounts payable upon termination of employment (prior to retirement, death or disability) may be made in a lump sum or installments of up to five years if the account balance is $50,000 or more, or in a lump sum if the account balance is less than $50,000.

  If a participant dies before he or she retires, terminates employment or incurs a disability, the participant’s beneficiary will receive a benefit equal to the participant’s account balance. Any such benefit under the 2005 Deferred Compensation Plan will be paid in the form of a lump sum, while any such benefit under the Frozen Deferred Compensation Plan will be paid in the form of a lump sum if the amount is less than $50,000, or in a lump sum or installments of up to five years if the amount is $50,000 or more.

  If a participant becomes disabled before his or her account balance under the Deferred Compensation Plans has been fully distributed, the remaining amount will be distributed in a lump sum.

  To the extent permitted by Section 409A of the Internal Revenue Code, upon a change in control of PetSmart, participants’ account balances under the 2005 Deferred Compensation Plan will be immediate.

EMPLOYMENT AND SEVERANCE ARRANGEMENTS

Employment Agreements

     We have entered into employment agreements or offer letters with our executive officers that provide for an annual salary and performance incentive payout to be determined from time to time by the Board of Directors, at its discretion, and participation in our employee benefit programs. The agreements also provide for a grant of options to purchase shares of common stock under our stock option plans at an exercise price equal to the fair market value of the common stock on the date of grant in accordance with our standard vesting policy.

     We have entered into an amended and restated employment agreement with Robert F. Moran, our Chairman of the Board and Chief Executive Officer, dated September 24, 2008. Under the terms of such agreement, in addition to the severance and change in control benefits provided under our Executive Change in Control and Severance Benefit Plan (detailed below), if the executive’s employment is terminated without cause, or constructively terminated, the vesting of all equity awards then held by such executive shall continue for one year following such termination, and subject to certain exceptions, any outstanding stock option and stock appreciate rights will remain exercisable for up to a 15-month period following such termination. Additionally, if the executive’s employment is terminated due to death or total disability, such executive shall receive a lump sum payment of 100% of his annual base salary plus the base salary for the remainder of the month in which the termination occurs, immediate full vesting of all equity awards, and up to 12-months of COBRA premium payments for the executive and any eligible dependents. The amended and restated employment agreement also provides that if the change in control benefits provided under our Executive Change in Control and Severance Benefit Plan are reduced in the future from those benefits detailed below, the executive will receive the greater benefits as currently in effect under the Executive Change in Control and Severance Benefit Plan.

     On November 13, 2012, PetSmart entered into a letter agreement (the “Letter Agreement”) with Lawrence P. Molloy, our Executive Vice President and Chief Financial Officer, pursuant to which Mr. Molloy will remain in his current position through June 30, 2013 (the “Transition Date”), and then continue as a special advisor to the Chief Executive Officer through March 31, 2014 (the “Separation Date”). As special advisor, Mr. Molloy will, among other things, provide guidance and transition assistance as requested by PetSmart. The Letter Agreement provides for the following compensation and benefits to Mr. Molloy: (i) salary continuation of $45,833 per month through the Transition Date, and thereafter $40,833 per month through the Separation Date; (ii) $45,000 payable within 30 days after the Separation Date or his last day of employment with PetSmart, if earlier, as consideration for signing a release of claims in connection with termination of employment on the Separation Date or his last day of employment with PetSmart, if earlier; (iii) continued participation in the ESTIP with respect to the 2012 and 2013 fiscal years with a target award of 85% of salary; provided, that the award earned for fiscal 2013 will be based on the salary earned in fiscal 2013 through the Transition Date; (iv) treatment of outstanding stock options and performance share units as provided under the applicable agreements and related plan documents; provided, that Mr. Molloy will be entitled to receive a prorated portion of the performance share units deemed earned following the 2014 fiscal year-end under the award granted to him on March 14, 2012, based on the months worked through the Separation Date; and (v) continued vacation benefits and health, life and disability insurance coverage through the Separation Date, and continued participation in the executive benefits programs and the executive physical program through the Transition Date.

Executive Change in Control and Severance Benefit Plan

     In March 2011, we adopted an Amended and Restated Executive Change in Control and Severance Benefit Plan for certain of our executive officers and other officers to provide certain severance benefits and/or certain benefits upon a change in control. The lump-sum salary payment factors and other benefits available under the plan were established in consultation with an independent executive compensation consultant retained by the Committee after a review and analysis of the type and level of benefits offered to comparable executives of our peer group companies at the time the plan was adopted. “Change in Control” is generally defined as: (i) a sale or other disposition of all or substantially all of the PetSmart’s assets; (ii) the direct or indirect acquisition by a party of securities representing 25% or more of the combined voting power PetSmart’s then-outstanding shares; (iii) a merger, consolidation or similar transaction involving PetSmart after which our stockholders immediately prior to the transaction do not own more than 75% of the PetSmart’s voting securities; or (iv) a change within a two year period of a majority of our directors who were in office at the beginning of such period (unless two-thirds of such directors have approved the new directors).

     Upon a change in control, the plan provides that:

  50% of all outstanding equity awards for the executive officers will immediately vest, and the remaining outstanding equity awards will vest on the earliest of: (1) a termination that is covered by the plan; (2) normal vesting; or (3) the passage of three years from the change in control; and

  the executive officer will, subject to certain exceptions, have at least a 12-month period to exercise his or her options following a change in control.

     Upon an involuntary termination without cause or constructive termination that is covered by the plan (whether or not in connection with a change in control), the plan provides:

  for a lump sum salary payment equal to a factor multiplied by the greater of: (1) the executive officer’s current monthly salary multiplied by 12; or (2) the greatest amount of base salary received in any 12-month period within the prior three years. The factors are as follows (may be reduced in the event the executive officer is employed with PetSmart for less than 12 months):
■	Executive Chairman	2.0

■	Chief Executive Officer	2.0

■	Chief Operating Officer	2.0

■	President	1.5

■	Executive/Senior Vice President	1.5

■	Vice President	1.0

     If an executive is subject to more than one factor due to holding multiple titles, the highest factor will apply.

  that the executive officer will be entitled (but not obligated) to continue health care coverage, life insurance coverage, outplacement benefits, and other enumerated executive benefits with PetSmart. PetSmart will continue to subsidize the portion of the premiums and benefits payable on account of the executive officer for 1.0 to 2.0 years (one year in the case of outplacement benefits or, in the case of health care coverage, until the executive officer obtains coverage from another source).

     Upon a covered termination within three months prior to or within 36 months following a change in control, the plan provides:

  for a lump sum bonus payment equal to a factor (shown above) multiplied by the sum of the largest amount of any cash incentive payouts (including certain restricted stock or restricted stock units paid in lieu of cash incentive payouts) that were paid to the executive officer during any consecutive 12-month period in the three years immediately preceding the change in control.

     In the event the executive officer is subject to the “golden parachute” excise tax under Section 4999 of the Internal Revenue Code in connection with any payment under the plan, we will provide a gross-up payment to offset the financial impact of such tax to the executive officer if the executive was a plan participant in the previous plan prior to March 2011. We amended and restated the previous Executive Change in Control and Severance Benefit Plan in 2011 to eliminate this gross-up payment benefit for executive officers and other officers invited to participate in the plan following such amendment.

     As a condition of receiving these severance benefits, our executive officers will be required to sign a release of claims and confirm their existing post-termination obligations regarding keeping confidential our proprietary information; refraining from soliciting our employees, other service providers, or suppliers for a limited period of time; and/or not competing with PetSmart for a limited period of time.

     In addition, pursuant to our 2003 Equity Incentive Plan, 2006 Equity Incentive Plan, and 2011 Equity Incentive Plan, in the event of a change in control in which any surviving corporation does not assume or continue outstanding equity awards, then with respect to equity awards held by persons then performing services as employees, directors, or consultants, the time during which such equity awards may be exercised shall be accelerated and the equity awards terminated if not exercised prior to such event.

Non-Compete Agreements

     Each executive officer has entered into a non-compete agreement that prohibits such executive officer from competing with us for a period of one year after termination of his or her employment with PetSmart.

Retirement, Disability and Death Benefits

     Our executive officers are not generally entitled to any special benefits upon retirement, of disability or death, except as follows, and the Board of Directors has broad flexibility pursuant to the terms of our equity incentive plans to establish or change from time to time the terms of any equity award granted thereunder, including terms related to death, disability and retirement:

Retirement

     The vesting of restricted stock and PSUs granted under the 2006 Equity Incentive Plan and 2011 Equity Incentive Plan will accelerate in the event of a retirement termination, which occurs when an eligible retiree terminates service with PetSmart pursuant to their voluntary cessation of employment, but only if: (i) such voluntary cessation has been designated by PetSmart, in our sole discretion, as a retirement, (ii) PetSmart determines that such resignation is not detrimental to it, and (iii) the employee enters into a non-competition agreement in a form acceptable to PetSmart. An employee is an eligible retiree if, at the time of their cessation of employment, they are: (1) an employee, (2) at least 55 years of age, and (3) have been continuously employed by PetSmart during the five-year period ending on the date of their termination. Upon an eligible retirement termination, vesting of unvested restricted stock and PSUs on the retirement date will accelerate to the retirement date as follows: for each grant of restricted stock or PSUs, the number of unvested restricted shares and PSUs in such grant will be multiplied by the quotient achieved by dividing the number of completed months worked during the vesting period of such grant by the total number of months in the vesting period, and the resulting number of unvested shares and PSUs will vest as of the original vest date. The resulting shares will be adjusted by the multiplier approved by Compensation Committee.

     With respect to stock options, in the event of a retirement termination: (i) vested stock options outstanding for at least six months on the retirement date will remain exercisable until the earlier of the original option expiration date or the third anniversary of the retirement date (provided this will not apply to options outstanding as of the end of fiscal year 2010 and held by executive officers who were retiree eligible as of the end that fiscal year); and (ii) unvested stock options granted in fiscal year 2011 or later that are outstanding for at least six months on the retirement date will continue to vest during the three-year period after the retirement date, and will be exercisable until the earlier of the original expiration date or the third anniversary of the retirement date (provided this will not apply to option grants to executive officers who were retiree eligible as of the end of fiscal year 2010).

Death or Disability

     PetSmart provides company-paid long-term disability insurance to eligible full-time employees with a monthly benefit in the amount of 60% of qualified salary to a maximum of $10,000 per month. All of our executive officers receive company-paid long-term disability coverage that provides a monthly benefit of 66 2/3% of qualified salary to a maximum of $15,000 per month.

     If an employee dies or becomes disabled while employed by PetSmart, vesting of unvested: (i) restricted stock, and (ii) PSUs, will accelerate to the date of death or disability as follows: for each grant of restricted stock or PSUs, the number of unvested restricted shares and PSUs in such grant will be multiplied by the quotient achieved by dividing the number of completed months worked during the vesting period of such grant by the total number of months in the vesting period, and the resulting number of unvested restricted shares and PSUs will vest as of the date of death or disability. All unvested stock options will immediately vest as of the date of death or disability, and all vested stock options, including those whose vesting is accelerated as described above, shall be exercisable until the earlier of the third anniversary of the date of death or disability or the fixed expiration date of the original option term.

Benefits Derived from a Departure

     The following tables describe the potential payments to each of the named executive officers upon his retirement, disability, death, and termination without good cause, or constructive termination, if applicable, both in connection with a change in control and not in connection with a change in control, as if such event had occurred on February 3, 2013. The tables do not include benefits generally available to all employees or payments and benefits that the named executive officers would have already earned during their employment with us whether or not a termination or change in control had occurred. The tables also do not include benefits under our nonqualified deferred compensation plans. Please see the section entitled “Nonqualified Deferred Compensation” for a description of accumulated benefits under our nonqualified deferred compensation plans. Actual amounts payable can only be determined at the time of termination or change in control.

Robert F. Moran

					Stock		Performance				Excise Tax
Type of Event	Salary		Bonus		Options		Share Units		Benefits		Gross-Up
Termination with Cause	$—		$—		$—		$—		$—		$—
Termination without Good Cause or
Constructive Termination	2,250,000	(1)	—		3,979,026	(2)	—		68,678	(3)	—
Termination in connection with Change
in Control (11)	2,250,000	(1)	5,948,250	(4)	7,986,493	(5)	8,488,419	(6)	68,678	(3)	—
Retirement	—		—		—		5,415,136	(7)	—		—
Disability	1,125,000	(9)	—		7,986,493	(5)	8,488,419	(6)	17,437	(8)	—
Death	1,125,000	(9)	—		7,986,493	(5)	8,488,419	(6)	11,783	(10)	—
____________________

(1)	Represents Mr. Moran’s base salary as of February 3, 2013, multiplied by 2.0.

(2)	Represents the value of stock options as of February 3, 2013, that would continue to vest for one year following the termination calculated by multiplying the number of unvested shares by the closing price of our common stock as reported on the NASDAQ Global Select Market on February 1, 2013 (the last trading day of fiscal year 2012), and then subtracting the option strike price.

(3)	Represents the value of healthcare coverage, life insurance, outplacement benefits and the enumerated benefits for 24 months.

(4)	Represents Mr. Moran’s largest incentive bonus paid for the previous three years prior to February 3, 2013, multiplied by 2.0.

(5)	Represents the value of all the unvested stock options as of February 3, 2013, calculated by multiplying the number of unvested shares by the closing price of our common stock as reported on the NASDAQ Global Select Market on February 1, 2013 (the last trading day of fiscal year 2012).

(6)	Represents the value of all unvested PSUs as of February 3, 2013, that would accelerate vest, calculated by multiplying the number of unvested shares by the closing price of our common stock as reported on the NASDAQ Global Select Market on February 1, 2013 (the last trading day of fiscal year 2012).

(7)	Represents the value of all prorated PSUs as of February 3, 2013, that would accelerate vest, based on the completed number of months of service calculated by multiplying the number of prorated shares by the closing price of our common stock as reported on the NASDAQ Global Select Market on February 1, 2013 (the last trading day of fiscal year 2012).

(8)	Represents up to 12 months of COBRA premium payments for Mr. Moran and his eligible dependents.

(9)	Represents Mr. Moran’s base salary as of February 3, 2013.

(10)	Represents up to 12 months of COBRA premium payments for Mr. Moran’s eligible dependents.

(11)	Under these circumstances, the officer is entitled to accelerated vesting notwithstanding continuation of employment. Please see footnotes (5) and (6) above.

David K. Lenhardt

					Stock		Performance				Excise Tax
Type of Event	Salary		Bonus		Options		Share Units		Benefits		Gross-Up
Termination with Cause	$—		$—		$—		$—		$—		$—
Termination without Good Cause or
Constructive Termination	1,500,000	(1)	—		—		—		68,996	(2)	—
Termination in connection with Change
in Control (7)	1,500,000	(1)	2,784,600	(3)	3,552,765	(4)	2,831,371	(5)	68,996	(2)	—
Retirement	—		—		—		—		—		—
Disability	—		—		3,552,765	(4)	1,773,319	(6)	—		—
Death	—		—		3,552,765	(4)	1,773,319	(6)	—		—
____________________

(1)	Represents Mr. Lenhardt’s base salary as of February 3, 2013 multiplied by 2.0.

(2)	Represents the value of healthcare coverage, life insurance, outplacement benefits and the enumerated benefits for 18 months.

(3)	Represents Mr. Lenhardt’s largest incentive bonus paid for the previous three years prior to February 3, 2013 multiplied by 2.0.

(4)	Represents the value of all the unvested stock options as of February 3, 2013, calculated by multiplying the number of unvested shares by the closing price of our common stock as reported on the NASDAQ Global Select Market on February 1, 2013 (the last trading day of fiscal year 2012), and then subtracting the option strike price.

(5)	Represents the value of all unvested PSUs as of February 3, 2013, that would accelerate vest, calculated by multiplying the number of unvested shares by the closing price of our common stock as reported on the NASDAQ Global Select Market on February 1, 2013 (the last trading day of fiscal year 2012).

(6)	Represents the value of unvested PSUs as of February 3, 2013, that would accelerate vest, based on the completed number of months of service calculated by multiplying the number of prorated shares by the closing price of our common stock as reported on the NASDAQ Global Select Market on February 1, 2013 (the last trading day of fiscal year 2012).

(7)	Under these circumstances, the officer is entitled to accelerated vesting notwithstanding continuation of employment. Please see footnotes (4) and (5) above.

Lawrence P. Molloy

					Stock		Performance				Excise Tax
Type of Event	Salary		Bonus		Options		Share Units		Benefits		Gross-Up
Termination with Cause	$—		$—		$—		$—		$—		$—
Termination without Good Cause or
Constructive Termination	825,000	(1)	—		—		—		56,237	(2)	—
Termination in connection with Change
in Control (7)	825,000	(1)	1,535,625	(3)	3,269,306	(4)	2,390,869	(5)	56,237	(2)	—
Retirement	—		—		—		—		—		—
Disability	—		—		3,269,306	(4)	1,601,949	(6)	—		—
Death	—		—		3,269,306	(4)	1,601,949	(6)	—		—
____________________

(1)	Represents Mr. Molloy’s base salary as of February 3, 2013 multiplied by 1.5.

(2)	Represents the value of healthcare coverage, life insurance, outplacement benefits and the enumerated benefits for 18 months.

(3)	Represents Mr. Molloy’s largest incentive bonus paid for the previous three years prior to February 3, 2013 multiplied by 1.5.

(4)	Represents the value of all the unvested stock options as of February 3, 2013, calculated by multiplying the number of unvested shares by the closing price of our common stock as reported on the NASDAQ Global Select Market on February 1, 2013 (the last trading day of fiscal year 2012), and then subtracting the option strike price.

(5)	Represents the value of all unvested PSUs as of February 3, 2013, that would accelerate vest, calculated by multiplying the number of unvested shares by the closing price of our common stock as reported on the NASDAQ Global Select Market on February 1, 2013 (the last trading day of fiscal year 2012).

(6)	Represents the value of unvested PSUs as of February 3, 2013, that would accelerate vest, based on the completed number of months of service calculated by multiplying the number of prorated shares by the closing price of our common stock as reported on the NASDAQ Global Select Market on February 1, 2013 (the last trading day of fiscal year 2012).

(7)	Under these circumstances, the officer is entitled to accelerated vesting notwithstanding continuation of employment. Please see footnotes (4) and (5) above.

Joseph D. O’Leary

					Stock		Performance				Excise Tax
Type of Event	Salary		Bonus		Options		Share Units		Benefits		Gross-Up
Termination with Cause	$—		$—		$—		$—		$—		$—
Termination without Good Cause or
Constructive Termination	900,000	(1)	—		—		—		54,532	(2)	—
Termination in connection with Change
in Control (7)	900,000	(1)	1,914,413	(3)	3,396,203	(4)	2,530,409	(5)	54,532	(2)	—
Retirement	—		—		—		—		—		—
Disability	—		—		3,396,203	(4)	1,673,404	(6)	—		—
Death	—		—		3,396,203	(4)	1,673,404	(6)	—		—
____________________

(1)	Represents Mr. O’Leary’s base salary as of February 3, 2013 multiplied by 1.5.

(2)	Represents the value of healthcare coverage, life insurance, outplacement benefits and the enumerated benefits for 18 months.

(3)	Represents Mr. O’Leary’s largest incentive bonus paid for the previous three years prior to February 3, 2013 multiplied by 1.5.

(4)	Represents the value of all the unvested stock options as of February 3, 2013, calculated by multiplying the number of unvested shares by the closing price of our common stock as reported on the NASDAQ Global Select Market on February 1, 2013 (the last trading day of fiscal year 2012), and then subtracting the option strike price.

(5)	Represents the value of all unvested PSUs as of February 3, 2013, that would accelerate vest, calculated by multiplying the number of unvested shares by the closing price of our common stock as reported on the NASDAQ Global Select Market on February 1, 2013 (the last trading day of fiscal year 2012).

(6)	Represents the value of unvested PSUs as of February 3, 2013, that would accelerate vest, based on the completed number of months of service calculated by multiplying the number of prorated shares by the closing price of our common stock as reported on the NASDAQ Global Select Market on February 1, 2013 (the last trading day of fiscal year 2012).

(7)	Under these circumstances, the officer is entitled to accelerated vesting notwithstanding continuation of employment. Please see footnotes (4) and (5) above.

Bruce K. Thorn

					Stock		Performance				Excise Tax
Type of Event	Salary		Bonus		Options		Share Units		Benefits		Gross-Up
Termination with Cause	$—		$—		$—		$—		$—		$—
Termination without Good Cause or
Constructive Termination	600,000	(1)	—		—		—		42,222	(2)	—
Termination in connection with Change
in Control (8)	600,000	(1)	672,258	(3)	1,602,621	(4)	1,724,773	(5)	42,222	(2)	2,107,690 (6)
Retirement	—		—		—		—		—		—
Disability	—		—		1,602,621	(4)	1,202,824	(7)	—		—
Death	—		—		1,602,621	(4)	1,202,824	(7)	—		—
____________________

(1)	Represents Mr. Thorn’s base salary as of February 3, 2013 multiplied by 1.5.

(2)	Represents the value of healthcare coverage, life insurance, outplacement benefits and the enumerated benefits for 18 months.

(3)	Represents Mr. Thorn’s largest incentive bonus paid for the previous three years prior to February 3, 2013 multiplied by 1.5.

(4)	Represents the value of all the unvested stock options as of February 3, 2013, calculated by multiplying the number of unvested shares by the closing price of our common stock as reported on the NASDAQ Global Select Market on February 1, 2013 (the last trading day of fiscal year 2012), and then subtracting the option strike price.

(5)	Represents the value of all unvested PSUs as of February 3, 2013, that would accelerate vest, calculated by multiplying the number of unvested shares by the closing price of our common stock as reported on the NASDAQ Global Select Market on February 1, 2013 (the last trading day of fiscal year 2012).

(6)	Represents the cash payment that would be paid to Mr. Thorn to offset tax payments that would be owed by Mr. Thorn pursuant to Section 4999 of the Internal Revenue Code.

(7)	Represents the value of unvested PSUs as of February 3, 2013, that would accelerate vest, based on the completed number of months of service calculated by multiplying the number of prorated shares by the closing price of our common stock as reported on the NASDAQ Global Select Market on February 1, 2013 (the last trading day of fiscal year 2012).

(8)	Under these circumstances, the officer is entitled to accelerated vesting notwithstanding continuation of employment. Please see footnotes (4) and (5) above.

PROPOSAL FOUR

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

     Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and Section 14A of the Securities Exchange Act of 1934, as amended, our stockholders are entitled to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules. At the 2011 Annual Meeting, our stockholders indicated their preference that we solicit a non-binding advisory approval of the compensation of the named executive officers, commonly referred to as a “say-on-pay vote,” every year. The Board has adopted a policy that is consistent with that preference. In accordance with that policy, this year, the Board is again asking the stockholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules. The next vote will occur at the 2014 Annual Meeting. This proposal gives stockholders the opportunity to endorse or not endorse our fiscal year 2012 executive compensation philosophy, programs and policies and the compensation paid to the named executive officers.

     As discussed in the Compensation Discussion and Analysis and Compensation Committee Report, our compensation principles and underlying programs are designed to attract, motivate and retain key executives who are crucial to our long-term success. The compensation paid to our named executive officers reflects our commitment to pay for performance. The majority of our named executive officers’ compensation is made in the form of long-term equity awards that incentivize management to achieve results to the mutual benefit of stockholders and management. Moreover, a significant portion of our named executive officers’ cash compensation is paid in the form of annual performance bonuses under the ESTIP, which are paid only if we achieve defined performance measures established by the Compensation Committee. In addition, we recognize that a strong governance framework is essential to an effective executive compensation program. The framework and executive compensation philosophy are established by an independent Compensation Committee that is advised by an independent consultant. The following items reflect our commitment to pay for performance, shared ownership principles and alignment with long-term stockholder interests, and to maintain a strong executive compensation governance framework:

  Variable compensation that is heavily weighted on long-term incentives to align compensation with sustained stockholder returns. In fiscal 2012, one hundred percent of long-term incentive awards for named executive officers were performance-based equity (stock options and PSUs).

  Incentive plans that are based upon ESTIP targets that are approved by the Compensation Committee at the beginning of the applicable performance period, and that include a minimum profitability (EBT) threshold.

  A peer group of companies that is used to benchmark executive compensation levels and is carefully and objectively selected by the Compensation Committee.

  A robust share ownership and retention policy.

  An expansive pay recoupment policy to claw back compensation earned as a result of fraudulent or illegal conduct.

  An insider trading policy that prohibits speculative and hedging transactions in the Company's securities.

  "Double-triggers" for named executive officers to receive bonus and full acceleration of outstanding equity awards in the event of a change-of-control transaction.

     Accordingly, pursuant to the requirements of the Dodd-Frank Act, the Board proposes that the stockholders approve the following resolution concerning executive compensation.

     RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.

     The advisory vote is non-binding, meaning that our Board will not be obligated to take any compensation actions, or to adjust our executive compensation programs or policies, as a result of the vote. Notwithstanding the advisory nature of the vote, the resolution will be considered passed with the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal. Abstentions will be counted in the tabulation of votes cast on this proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved. Although the vote is non-binding, our Board of Directors and the Compensation Committee will review the voting results when making future decisions about executive compensation programs.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL FOUR

STOCK

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 4, 2013, by:

  all those known by us to be beneficial owners of more than 5% of our common stock;

  each Director and Director nominee (including Messrs. Francis and Khalifa, whose terms will end as of the 2013 Annual Meeting);

  each of the executive officers named in the “Summary Compensation Table” (our named executive officers); and

  all of PetSmart’s executive officers and Directors as a group (including Messrs. Francis and Khalifa).

     Beneficial ownership is determined in accordance with the rules of the SEC, and generally includes voting or investment power with respect to securities. Unless otherwise indicated in the footnotes to this table, and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Beneficial ownership also includes shares of common stock subject to options currently exercisable on or before June 3, 2013. These shares are not deemed outstanding for computing the percentage ownership of each other person. Beneficial ownership also includes shares of restricted common stock that are unvested as of April 4, 2013 and that are therefore subject to forfeiture. Percentage of beneficial ownership is based on 103,157,771 shares of our common stock outstanding as of April 4, 2013. Unless otherwise indicated, the address of each of the individuals and entities listed below is c/o PetSmart, Inc., 19601 North 27th Avenue, Phoenix, Arizona 85027.

	Beneficial Ownership
	Number of Shares	Percent of
	Beneficially Owned	Total
More Than 5% Stockholders
The Vanguard Group, Inc. (1)	6,659,245	6.46%
100 Vanguard Blvd.
Malvern, PA 19355
BlackRock, Inc. (2)	6,488,501	6.29%
40 East 52nd Street
New York, NY 10022

Directors
Philip L. Francis (3)(4)	198,057	*
Angel Cabrera (4)	10,330	*
Richard K. Lochridge (4)(6)	11,121	*
Thomas G. Stemberg (4)(5)	37,750	*
Barbara Munder (4)	36,026	*
Amin I. Khalifa (4)(7)	19,395	*
Joseph S. Hardin, Jr. (4)(8)	32,401	*
Rita V. Foley (4)	24,965	*
Gregory P. Josefowicz (4)(9)	28,572	*
Rakesh Gangwal (4)	40,949	*

Named Executive Officers
Robert F. Moran** (10)	760,127	*
Lawrence P. Molloy (10)	9,237	*
David K. Lenhardt (10)	259,508	*
Joseph D. O’Leary (10)	9,912	*
Bruce K. Thorn (10)	37,466	*
All executive officers and Directors as
a group (23 persons) (11)	1,699,289	1.65%

____________________

*	Less than one percent.

**	Mr. Moran also serves as a Director.

(1)	Based solely upon a Schedule 13G filed by The Vanguard Group, Inc., on February 13, 2013, in which The Vanguard Group, Inc., and certain affiliates reported that they had sole voting power over 190,595 of such shares, sole dispositive power over 6,480,850 of such shares, shared voting power over none of such shares, and shared dispositive power over 178,395 of such shares as of December 31, 2012.

(2)	Based solely upon a Schedule 13G/A filed by BlackRock, Inc., on February 5, 2013, in which BlackRock, Inc., and certain affiliates reported that they had sole voting power over 6,488,501 of such shares, sole dispositive power over 6,488,501 of such shares, shared voting power over none of such shares, and shared dispositive power over none of such shares as of December 31, 2012.

(3)	Includes 7,426 shares of common stock held by the child of Mr. Francis, who is in college, and 1,922 shares held in the Francis Revocable Trust of which Mr. Francis is a trustee.

(4)	Includes shares of restricted common stock granted pursuant to the 2011 Plan. All such shares generally vest on the one year anniversary of the grant date and are subject to forfeiture in the event the Director ceases to be a member of the Board of Directors until such date. As of April 4, 2013, the following number of shares of restricted common stock held by our Directors (other than Mr. Moran) were unvested: Mr. Lochridge – 1,694 shares; Mr. Francis – 1,694 shares; Mr. Stemberg – 1,694 shares; Ms. Munder– 1,694 shares; Mr. Khalifa – 1,694 shares; Mr. Hardin –1,694 shares; Ms. Foley –1,694 shares; Mr. Josefowicz –1,694 shares; Mr. Cabrera – 4,909 shares; and Mr. Gangwal – 1,694 shares. All Directors as a group (other than Mr. Moran) held 20,155 shares of unvested restricted common stock as of April 4, 2013. Also includes shares exercisable pursuant to vested stock options as of June 3, 2013, as follows: Mr. Francis – 44,120 shares. All Directors and nominees as group (other than Mr. Moran) held vested stock options to purchase 44,120 shares of common stock as of June 3, 2013.

(5)	Includes 3,685 shares of common stock held by the Thomas Stemberg Trust of which Mr. Stemberg is a trustee.

(6)	Includes 7,611 shares of common stock held by the Lochridge Living Trust of which Mr. Lochridge is a trustee.

(7)	Includes 2,000 shares of common stock held by the Khalifa Family Trust of which Mr. Khalifa is a trustee.

(8)	Includes 500 shares of common stock held by the Judy Ridlen Trust of which Mr. Hardin is a trustee.

(9)	Includes 6,158 shares of common stock held by the Gregory P. Josefowicz Trust of which Mr. Josefowicz is a trustee.

(10)	Includes shares exercisable pursuant to vested stock options as of June 3, 2013, as follows: Mr. Moran – 538,895 shares; Mr. Molloy – 9,237; Mr. O’Leary – 9,912; Mr. Thorn – 27,456; and Mr. Lenhardt – 110,559 shares. All executive officers as a group held vested stock options to purchase 836,087 shares of common stock as of June 3, 2013.

(11)	See footnotes (3) through (10). Also includes 183,473 shares of common stock and 140,028 shares that are subject to stock options exercisable on or before June 3, 2013 beneficially owned by other executive officers of PetSmart.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our Directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of PetSmart. Officers, Directors, and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

     To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended February 3, 2013, all Section 16(a) filing requirements applicable to our officers, Directors, and greater than 10% stockholders were met, except that Form 4s were inadvertently not filed in a timely manner for the following individuals to report one reportable event: David Lenhardt, Philip Francis and Richard Lochridge; and for the following individuals to report two reportable events: Robert F. Moran and Donald E. Beaver.

EQUITY COMPENSATION PLAN INFORMATION

     All share numbers and information in the table and footnotes below are as of February 3, 2013.

			Number of Securities
			Remaining Available
			for Future Issuance Under
	Number of Securities to	Weighted Average	Equity Compensation
	be Issued Upon Exercise	Exercise Price of	Plans Excluding
	of Outstanding Options,	Outstanding Options,	Securities Reflected in
	Warrants and Rights	Warrants and Rights	Column (a)
Plan Category	(a)	(b) (1)	(c)
Equity compensation plans
approved by stockholders (2)	4,232,849	37.18516	26,581,406 (3)
Equity compensation plans not approved by
stockholders (4)	5,810	19.72000	0
Total	4,238,659	37.16122	26,581,406
____________________

(1)	Weighted average based upon outstanding options only.

(2)	The plans included in this row are the: 2012 Employee Stock Purchase Plan, 2003 Equity Incentive Plan, 2006 Equity Incentive Plan, and 2011 Equity Incentive Plan.

(3)	Under the 2011 Equity Incentive Plan, we may grant stock bonuses, stock options, stock appreciation rights, and restricted stock for the full amount of the share reserve of 24,116,798. In the past, we have not granted any shares as a stock bonus. The amount in the table includes 2,464,608 shares authorized for purchase under the 2012 Employee Stock Purchase Plan.

(4)	The shares reflected in this row are shares issued under the 1997 Equity Incentive Plan prior to its merger into and with the 2006 Equity Incentive Plan.

Equity Compensation Plans Not Approved By Stockholders

1997 Equity Incentive Plan

     Our Board of Directors adopted the 1997 Equity Incentive Plan, or the 1997 Plan, in May 1997. The 1997 Plan was not approved by our stockholders. The 1997 Plan provided for the grant of nonstatutory stock options, stock bonuses, and restricted stock to our employees, Directors, and consultants. In addition, shares of our common stock were issued to members of our Board of Directors, at their election, in lieu of cash payments for their Directors’ fees. As of April 17, 2013, 4,489 shares were subject to outstanding stock options, and no shares were subject to outstanding stock bonuses and unvested restricted stock. No additional stock awards were granted under the 1997 Plan following stockholder approval of the 2006 Equity Incentive Plan, or the 2006 Plan, at our 2006 Annual Meeting.

     Our Board of Directors, or a committee appointed by our Board, sets the terms of stock awards granted under the 1997 Plan subject to the terms of the plan. The exercise price of nonstatutory stock options granted under the 1997 Plan is not less than 100% of the fair market value of the stock subject to the option on the date of grant. Options under the 1997 Plan generally terminate three months after termination of service for any reason other than death or disability. In no event may an option be exercised beyond the expiration of its maximum 10 year term. All outstanding awards under the 1997 Plan are fully vested.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

Related Person Transaction Approval Policy

     PetSmart has adopted a written Related Person Transactions Policy that governs the review, approval or ratification of transactions between PetSmart or its subsidiaries and related persons (as defined by SEC rules). Under the policy, transactions involving related persons (including Directors, Director nominees, executive officers or their immediate family members) are reviewed by the Corporate Governance and Nominating Committee (or the full Board in the event that it is inappropriate for the Corporate Governance and Nominating Committee to review the transaction for reasons of conflict of interest or otherwise, after taking into account possible recusals by Committee members). Transactions between PetSmart and all other associates are reviewed by the Chief Executive Officer. In reviewing a potential related person transaction, the Corporate Governance and Nominating Committee or Chief Executive Officer, as appropriate, considers all relevant facts and circumstances to determine whether such transaction is in, or not inconsistent with, the best interests of PetSmart and our stockholders.

     In addition, potential conflicts of interest involving Directors, senior officers, and employees are subject to the provisions and standards outlined in PetSmart’s Code of Ethics and Business Conduct, Corporate Governance and Nominating Committee Charter and Corporate Governance Guidelines.

     Each of the Code of Ethics and Business Conduct, Corporate Governance and Nominating Committee Charter, Corporate Governance Guidelines and Related Person Transactions Policy is available on PetSmart’s website at www.petm.com.

Related Person Transactions and Relationships

     During the fiscal year ending February 3, 2013, we did not have any reportable related person relationships.

OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting of Stockholders. If any other matters are properly brought before the Annual Meeting of Stockholders, it is the intention of the persons named on the proxy card to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Paulette R. Dodson
Senior Vice President, General Counsel & Secretary

May 3, 2013

A copy of PetSmart’s Annual Report on Form 10-K for the fiscal year ended February 3, 2013, is available without charge through our website www.petm.com under Investor Materials and upon written request to: Investor Relations, PetSmart, Inc., 19601 North 27th Avenue, Phoenix, Arizona 85027.

Appendix A

PETSMART, INC.
EXECUTIVE SHORT-TERM INCENTIVE PLAN

Amended and Restated Effective March 25, 2013

Section 1 - Purposes.

     This PetSmart, Inc. Executive Short-Term Incentive Plan (the “Plan”) provides for incentive compensation to those key officers and employees of PetSmart, Inc. or any affiliated entity (collectively, the “Company”), who, from time to time may be selected for participation. The Plan is intended to provide incentives and rewards for the contributions of such employees toward the successful achievement of the Company’s financial and business goals established for the applicable performance period. The Plan was originally adopted effective as of February 4, 2002 and is hereby amended and restated effective as of March 25, 2013, subject to stockholder approval. The Company’s policy is to have a significant portion of a participant’s total compensation tied to the Company’s performance. Payments of awards pursuant to the Plan are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code (“Section 162(m)”) if and when payable to “covered employees” within the meaning of Section 162(m). To the extent any award is intended to qualify as “performance-based compensation” within the meaning of Section 162(m) or is subject to Section 409A of the Internal Review Code (“Section 409A”), the Plan shall be interpreted to comply with such law and any provision or interpretation of the Plan that is inconsistent therewith shall be disregarded or deemed amended to achieve compliance. In no event shall the Company or any of its employees or agents have any liability for taxes imposed in connection with a failure of the Plan to comply with Section 409A.

Section 2 – Administration.

     The Plan shall be administered by the Compensation Committee (the “Committee”) of the Board of Directors of PetSmart, Inc. (“PetSmart”). The Committee shall have authority to make rules and adopt administrative procedures in connection with the Plan and shall have discretion to provide for situations or conditions not specifically provided for herein consistent with the purposes of the Plan. The Committee shall determine the beginning and ending dates for each performance period. Unless otherwise determined by the Committee, the performance period shall correspond to PetSmart’s fiscal year. Notwithstanding any other provision of the Plan to the contrary, the Plan shall be administered and its provisions interpreted so that payments made to participants who are covered employees qualify as “performance-based compensation” within the meaning of Section 162(m). Determinations by the Committee shall be final and binding on the Company and all participants.

Section 3 – Selection of Participants.

     The executive officers of PetSmart as well as those other key employees of the Company who, in the opinion of the Committee, may become executive officers of PetSmart or who otherwise may make comparable contributions to the Company shall be eligible to participate in the Plan. Each performance period, the Committee may designate from among those employees who are eligible to participate in the Plan those employees who shall participate in the Plan for such performance period. In the event an individual is selected to participate in the Plan, such individual shall not also participate in the Company’s regular short-term incentive plan.

Section 4 – Establishing Performance Objectives.

     During the first ninety (90) days of each performance period the Committee shall establish in writing one or more performance objectives, at least one of which shall be based on a stockholder approved business criteria. The Committee shall have discretion to establish objectives that are not based on stockholder approved business criteria, including objectives the achievement of which may require subjective assessments by the Committee, or that must be achieved for a participant to receive payment of an award. Notwithstanding the foregoing, with respect to any payments that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m), the maximum possible payout shall be based solely on stockholder approved business criteria and to the extent a participant experiences a promotion or other change in status during the performance period, no adjustment of an award shall be made if it would not otherwise meet the requirements of Section 162(m).

     The stockholder approved business criteria are as follows:

  Net income (before or after taxes) of PetSmart as set forth in PetSmart’s audited financial statements

  Earning per share of PetSmart as set forth in PetSmart’s audited financial statements

  Customer satisfaction as determined by an independent professional survey research firm

  Increase in the trading price of PetSmart’s stock above the trading price at the time the criteria is established

  Return on equity, including return on invested capital, as set forth in PetSmart’s audited financial statements

  Comparisons with stock market indices

  Return on assets or net assets as set forth in PetSmart’s audited financial statements

  Return on investments as set forth in PetSmart’s audited financial statements

  Market share

  Gross or net profit margin as set forth in PetSmart’s audited financial statements

  Increase in sales, including sales growth as set forth in PetSmart’s audited financial statements

  End-of-year net cash as set forth in PetSmart’s audited financial statements, as adjusted

  Earnings before taxes, and/or depreciation, and/or amortization, and/or interest, with or without equity and income from unconsolidated investments as set forth in PetSmart’s audited financial statements

  Total stockholder return

  Increase in cash flow or operating cash flow as set forth in PetSmart’s audited financial statements

  Sales per square foot of retail space or inventory turnover as calculated from PetSmart’s audited financial statements

  Gross margin per square foot of retail space or gross margin as a percent of sales as calculated from PetSmart’s audited financial statements

  Operational, general and administrative expenses per square foot of retail space or as a percent of sales as calculated from PetSmart’s audited financial statements

     Such criteria also may be based solely by reference to PetSmart’s performance or the performance of a subsidiary, division, business segment or business unit of PetSmart, or based upon the performance of PetSmart relative to performance of other companies or upon comparisons of any of the indicators of PetSmart performance relative to performance of other companies. All criteria that are based on PetSmart’s audited financial statements may be modified by the Committee at the time the specific criteria are selected (with respect to participants who are covered employees) or prior to payment of awards (with respect to all other participants) to take into consideration one or more of the following: (1) changes in accounting principles that become effective during the performance period, (2) extraordinary, unusual or infrequently occurring events, (3) the disposition of a business or significant assets, (4) gains or losses from all or certain claims and/or litigation and insurance recoveries, (5) the impact of impairment of intangible assets, (6) restructuring activities, (7) the impact of investments or acquisitions, (8) changes in corporate capitalization such as stock splits and certain reorganizations (9) changes in PetSmart’s dividend policy, (10) common share repurchases, (10) changes in capital expenditures, and/or (11) changes to PetSmart’s accounts payable policies relative to payment terms. Notwithstanding the foregoing, with respect to participants who are covered employees, the Committee must select criteria that collectively satisfy the requirements of performance-based compensation for the purposes of Section 162(m), including by establishing the targets at a time when the performance relative to such targets is substantially uncertain.

Section 5 – Establishing Target Awards.

     During the first ninety (90) days of each performance period the Committee shall establish a target award for each participant in the Plan. Individual participants may earn an award payout ranging from zero percent to a maximum of five hundred percent of their target award. The Committee shall establish an award payout schedule based upon the extent to which the Company performance objectives and/or other performance objectives are or are not achieved or exceeded. Pursuant to Section 4, entitlement to an award shall be based solely on stockholder approved business criteria; however, non-stockholder approved criteria may be used to reduce the amount of an award payable to one or more participants. Notwithstanding the foregoing, no participant shall receive a payment pursuant to the Plan that exceeds ten (10) million dollars for any twelve (12) month period. To the extent that a target award is expressed by reference to a number of shares of PetSmart’s common stock, for the purpose of applying the limitations on a maximum award as set forth in this Section 5, unless otherwise determined by the Committee when determining the target award, the value of such stock shall be determined as follows: (a) if PetSmart’s common stock is listed on any established stock exchange or national market system, by reference to the closing sales price of PetSmart’s common stock as quoted on such exchange or system (or the exchange with the greatest volume of trading in PetSmart’s common stock) on the date the target award is determined by the Committee as reported in The Wall Street Journal or such other source as the Committee deems reliable; and (b) if there is no closing sales price for PetSmart’s common stock on the date the target award is determined by the Committee, the closing sales price on the last preceding day for which such quotation exists.

Section 6 – Determining Final Awards.

     No later than thirty (30) days after the receipt by the Committee of the audited financial statements for a performance period, the Committee shall determine whether the established performance objectives for each participant in the Plan were achieved. The Committee shall have discretion to reduce or increase final awards from the target award depending on (a) the extent to which any Company performance objective is either exceeded or not met, and (b) the extent to which other objectives, e.g. subsidiary, division, department, unit or other performance objectives are attained. The Committee shall have full discretion to reduce individual final awards based on individual or PetSmart performance factors as it considers appropriate in the circumstances. Notwithstanding the foregoing, the Committee shall not have discretion to increase final awards for the performance period in excess of any maximum established under Section 5 with respect to any participant who is a covered employee.

Section 7 – Termination of Employment.

     Unless otherwise approved by the Committee, (a) participants who retire (generally age 55 with five years of continuous service) during a performance period shall receive prorated payments at the same time as other participants based on the achievement of established performance objectives for the performance period, (b) participants who die or become totally and permanently disabled during a performance period shall receive prorated payments based on the participant’s target award for the performance period, and (c) any other participant whose employment by the Company is terminated for any other reason during a performance period shall receive no payment for the performance period. Except as provided in Section 9, participants whose employment by the Company is terminated for any reason after the close of the performance period but before the distribution of payments under the Plan shall be paid all amounts applicable under the Plan for such performance period.

Section 8 – Time of and Payment of Awards.

     Payment of awards shall be made within thirty (30) days following the later of (a) the receipt by the Committee of the audited financial statements for the applicable performance period or (b) the certification by the Committee that the performance and other criteria for payment have been satisfied (the “Certification Date”). The Committee shall have the discretion to pay awards in the form of (i) cash, (ii) PetSmart common stock (the “Common Stock”), or (iii) a combination of the foregoing. Payroll and other taxes shall be withheld as determined by the Company. Notwithstanding the foregoing, the Committee, in its sole discretion, may provide participants the opportunity to elect to defer any payments pursuant to the Plan under a nonqualified deferred compensation plan. In the case of any such deferred payment, the terms of such deferred compensation plan shall control; provided, however, that, unless the Committee determines that the alternative deferred payment does not have to comply with the following limitations in order to avoid the application of Section 162(m), any amount payable pursuant to such deferred compensation plan in excess of the amount otherwise payable pursuant to the Plan shall not exceed, as determined by the Committee, either (a) an amount based on either Moody’s Average Corporate Bond Yield (or such other rate of interest that is deemed to constitute a “reasonable rate of interest” for the purpose of Section 162(m)) over the deferral period or (b) the return over the deferral period of one or more predetermined actual investments, as determined by the Committee, such that the amount payable at the later date shall be based upon actual returns, including any decrease or increase in the value of the investment(s). In the event the Committee does not specify the form of the payment at the time the Committee establishes the target award, the form of payment shall be in the form of cash unless the Committee determines (a “Retroactive Determination”) on or before the Certification Date that the form of payment shall include Common Stock consideration. In the event the Committee makes a Retroactive Determination, the total value of the payment shall not exceed the value if the payment were made only in cash. The Committee shall be deemed to be in compliance with the preceding sentence if the sum of (i) the Value of Common Stock, and (ii) the cash in the payment pursuant to the Retroactive Determination would be less than or equal to an all-cash payment on both the last day of the performance period and the Certification Date.

     To the extent that payment of an award must be treated as a non-exempt amount under a “nonqualified deferred compensation plan” upon a “separation from service” (as those terms are defined in Section 409A) the award shall not be paid to the participant until the participant’s separation from service; provided that if the participant is also a “specified employee” (within the meaning of Section 409A), the award shall not be paid to the participant during the six-month period immediately following the separation from service but instead shall be paid on the first day of the seventh month following the participant’s separation from service, other than death.

     For purposes of this Section 8, “Value of Common Stock” shall mean: (a) if the Common Stock is listed on any established stock exchange or a national market system, the closing sales price of the Common Stock as quoted on such exchange or system (or the exchange with the greatest volume of trading in the Common Stock) on the day of valuation, as reported in The Wall Street Journal or such other source as the Committee deems reliable; and (b) if there is no closing sales price for the Common Stock on the day of valuation, the closing sales price on the last preceding day for which such quotation exists. Vesting shall not be taken into account in determining the Value of Common Stock for this purpose.

     Shares of Common Stock shall be issued pursuant to any stockholder-approved plan of PetSmart providing for the issuance of Common Stock in satisfaction of awards hereunder, unless otherwise determined by the Committee.

Section 9 – Forfeiture.

     It shall be an overriding precondition to the payment of any award (a) that the participant not engage in any activity that, in the opinion of the Committee, is in competition with any activity of the Company or any affiliated entity or otherwise inimical to the best interests of the Company and (b) that the participant furnish the Committee with all such information confirming satisfaction of the foregoing condition as the Committee shall reasonably request. If the Committee makes a determination that a participant has engaged in any such competitive or otherwise inimical activity, such determination shall operate to immediately cancel all then unpaid award amounts to the extent permitted by applicable law.

Section 10 – Death.

     Any award remaining unpaid, in whole or in part, at the death of a participant shall be paid to the participant’s legal representative or to a beneficiary designated by the participant in accordance with the rules established by the Committee.

Section 11 – No Right to Employment or Award.

     No person shall have any claim or right to receive an award, and selection to participate in the Plan shall not confer upon any employee any right with respect to continued employment by the Company or continued participation in the Plan. Further the Company reaffirms its at-will relationship with its employees and expressly reserves the right at any time to dismiss a participant free from any liability or claim for benefits pursuant to the Plan, except as provided under the Plan or other written plan adopted by the Company or written agreement between the Company and the participant.

Section 12 – Discretion of Company, Board of Directors and Committee.

     Any decision made or action taken by the Company or by the Board of Directors of PetSmart or by the Committee arising out of or in connection with the creation, amendment, construction, administration, interpretation or effect of the Plan shall be within the absolute discretion of the Company, the Board of Directors of PetSmart, or the Committee, as the case may be, and shall be conclusive and binding upon all persons. To the maximum extent possible, no member of the Committee shall have any liability for actions taken or omitted under the Plan by such member or any other person.

Section 13 – No Funding of Plan.

     The Company shall not be required to fund or otherwise segregate any cash or any other assets which may at any time be paid to participants under the Plan. The Plan shall constitute an “unfunded” plan of the Company. The Company shall not, by any provisions of the Plan, be deemed to be a trustee of any property, and any rights of any participant or former participant shall be no greater than those of a general unsecured creditor or stockholder of the Company, as the case may be.

Section 14 – Non-Transferability of Benefits and Interests.

     Except as expressly provided by the Committee, no benefit payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, any such attempted action shall be void, and no such benefit shall be in any manner liable for or subject to debts, contracts, liabilities, engagements or torts of any participant or former participant. This Section 14 shall not apply to an assignment of a contingency or payment due (a) after the death of a participant to the deceased participant’s legal representative or beneficiary or (b) after the disability of a participant to the disabled participant’s personal representative.

Section 15 – Law to Govern.

     All questions pertaining to the construction, regulation, validity and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of Arizona.

Section 16 – Non-Exclusivity.

     The Plan does not limit the authority of the Company, the Board of Directors of PetSmart or the Committee, or any current or future subsidiary of the Company to grant awards or authorize any other compensation to any person under any other plan or authority, other than that specifically prohibited herein.

Section 17 – Section 162(m) Conditions; Bifurcation of Plan.

     It is the intent of the Company that the Plan and all payments made hereunder satisfy and be interpreted in a manner that, in the case of participants who are persons whose compensation is subject to Section 162(m), satisfies any applicable requirements as performance-based compensation. Any provision, application or interpretation of the Plan inconsistent with this intent to satisfy the standards in Section 162(m) shall be disregarded. Notwithstanding anything to the contrary in the Plan, the provisions of the Plan may at any time be bifurcated by the Board of Directors of PetSmart or the Committee in any manner so that certain provisions of the Plan or any payment intended (or required in order) to satisfy the applicable requirements of Section 162(m) are only applicable to persons whose compensation is subject to Section 162(m).

Section 18 – Arbitration of Disputes.

     The Federal Arbitration Act shall apply to and govern all disputes arising under or pursuant to the Plan. Any disputes with respect to the terms of the Plan or any rights granted hereunder, including, without limitation, the scope of this arbitration, shall be subject to arbitration pursuant to the rules of the American Arbitration Association governing commercial disputes. Arbitration shall occur in Phoenix, Arizona. The costs of arbitration shall be shared equally by the parties to the extent consistent with applicable law. Judgment on any arbitration award may be entered in any court having jurisdiction. A single arbitrator shall be used unless the amount in dispute exceeds $200,000 and a party to the arbitration proceeding requests that the arbitration be heard by a panel of three arbitrators. If a panel of three arbitrators is used, the arbitration decision shall be made by a majority of the three arbitrators. By electing to participate in the Plan, the Company and each participant EXPRESSLY AGREE TO ARBITRATION AND WAIVE ANY RIGHT TO TRIAL BY JURY, JUDGE, OR ADMINISTRATIVE PROCEEDING. An arbitrator shall have the same powers that a judge for a United States District Court located in the State of Arizona may exercise in comparable circumstances. Nothing in the Plan shall limit or restrict any right of offset a party may have.

Section 19 – Amendment or Termination.

     The Board of Directors of PetSmart and the Committee each reserves the right at any time to make any changes in the Plan as it may consider desirable or may suspend, discontinue or terminate the Plan at any time. PetSmart’s right to reimbursement under Section 20 shall survive any termination of the Plan. The Plan shall be deemed to be amended, and any awards shall be deemed to be modified, to the extent permitted by and necessary to comply with Section 409A of the Internal Revenue Code so as to avoid or mitigate any adverse tax consequences to the Company or participants under Section 409A.

Section 20 – Clawback Policy.

     The Plan is subject to the terms and conditions of the PetSmart, Inc. Clawback Policy as now in effect or hereinafter amended.

* * *

     On March 25, 2013, the Committee approved this amendment and restatement of the Plan effective as of March 25, 2013 and delegated the authority to the undersigned officer of PetSmart to execute this document on the date indicated below.

PetSmart, Inc., a Delaware corporation

By:
Name:
Its:

Date:

PETSMART, INC.
19601 NORTH 27TH AVENUE
PHOENIX, ARIZONA 85027

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PETSMART, INC.

The Board of Directors recommends a vote FOR all the nominees listed.
			For	Against	Abstain
1.	Election of Directors

	1a.	Angel Cabrera	☐	☐	☐

	1b.	Rita V. Foley	☐	☐	☐

	1c.	Rakesh Gangwal	☐	☐	☐

	1d.	Joseph S. Hardin, Jr.	☐	☐	☐

	1e.	Gregory P. Josefowicz	☐	☐	☐

	1f.	Richard K. Lochridge	☐	☐	☐

	1g.	Robert F. Moran	☐	☐	☐

	1h.	Barbara Munder	☐	☐	☐

	1i.	Thomas G. Stemberg	☐	☐	☐

For address changes, please check this box and write them on the back where indicated.					☐

Please indicate if you plan to attend this meeting.			☐	☐
			Yes	No
The Board of Directors recommends a vote FOR Proposals 2, 3 and 4.
		For	Against	Abstain

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our 2013 fiscal year ending February 2, 2014.	☐	☐	☐

3.	To approve our amended and restated Executive Short-Term Incentive Plan.	☐	☐	☐

4.	To approve, by non-binding advisory vote, executive compensation.	☐	☐	☐

The Board of Directors has fixed the close of business on April 17, 2013, as the record date for the determination of stockholders entitled to notice of and to vote on the items listed above at this Annual Meeting and at any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on June 14, 2013. The Notice and Proxy Statement, Annual Report on Form 10-K and Letter to Stockholders
are available at www.proxyvote.com.

M59207-P39653-K37676

PETSMART, INC.
19601 NORTH 27TH AVENUE
PHOENIX, ARIZONA 85027

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 14, 2013

The undersigned hereby appoints Robert F. Moran or Paulette R. Dodson, acting individually, as proxy, with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of PetSmart, Inc., a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on Friday, June 14, 2013, at 1:30 P.M. local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Four Seasons Hotel Boston, 200 Boylston Street, Boston, MA 02116.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, AND 4. PROPOSALS 1, 2, 3 AND 4 ARE PROPOSALS OF PETSMART, INC.

YOUR VOTE IS IMPORTANT. PLEASE FOLLOW THE INSTRUCTIONS ON THIS PROXY CARD FOR VOTING BY INTERNET OR BY TELEPHONE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON; OR, IF YOU PREFER, KINDLY MARK, SIGN AND DATE THIS PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES). EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF THE SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Address Changes:

(If you noted any Address Changes above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE